Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Calgon Carbon Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CALGON CARBON CORPORATION        400 CALGON CARBON DRIVE        PITTSBURGH, PA 15205

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation (the "Company") at 1:00 p.m., Eastern Time, on Wednesday, May 1, 2013 at the principal executive office of the Company, located at 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205.

Information about the business to be considered and voted upon at the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to: (i) elect four Directors, (ii) ratify the appointment of the independent registered public accounting firm for 2013, and (iii) vote on an advisory basis on executive compensation (which vote shall be non-binding).

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

Very truly yours,

Seth E. Schofield Chairman of the Board	Randall S. Dearth President and Chief Executive Officer

March 19, 2013

CALGON CARBON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation (the "Company") will be held at the principal executive office of the Company, located at 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205, on Wednesday, May 1, 2013 at 1:00 p.m., Eastern Time, for the following purposes:

  (1)
  To elect four Directors (Proposal 1);

  (2)
  To ratify the appointment of the independent registered public accounting firm of the Company for 2013 (Proposal 2);

  (3)
  To vote on an advisory basis on executive compensation (which vote shall be non-binding) (Proposal 3); and

  (4)
  To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered and voted upon at the meeting.

Holders of record of the Company's common stock, par value $0.01 per share, as of the close of business on March 8, 2013 are entitled to notice of, and to vote at, the meeting and/or postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Stockholders' Meeting. The Company is mailing to many of its stockholders a Notice of Internet Availability of Proxy Materials, rather than mailing a full paper set of the materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Company's proxy materials on the Internet, as well as instructions on obtaining a paper copy. All stockholders who do not receive such a Notice of Internet Availability of Proxy Materials, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by U.S. mail. This process will reduce the Company's costs to print and distribute its proxy materials.

Voting by the Internet or telephone is fast and convenient, and each vote is immediately confirmed and tabulated. If a stockholder receives a paper copy of the proxy materials, the stockholder may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By using the Internet or telephone the stockholders can help the Company reduce postage and proxy tabulation costs.

Richard D. Rose Senior Vice President, General Counsel and Secretary
March 19, 2013

CALGON CARBON CORPORATION

PROXY STATEMENT

CALGON CARBON CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders

May 1, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting
to be held on May 1, 2013

The 2013 Proxy Statement and the Annual Report to Stockholders for the year ended
December 31, 2012 are available for viewing at http://www.cfpproxy.com/7173.
To vote by Internet, go to http://www.rtcoproxy.com/ccc and follow the instructions.

The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Calgon Carbon Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time, on Wednesday, May 1, 2013 at the principal executive office of the Company, located at 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205 and any postponements or adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The accompanying proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement. If, however, you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as "broker non-votes." Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, such as the election of Directors and executive compensation matters, although they may vote their clients' shares on "routine" proposals, such as the ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

It is expected that the Notice of Internet Availability of Proxy Materials will first be mailed to stockholders, and that this Proxy Statement and the accompanying form of proxy will first be available to stockholders, on or about March 19, 2013. The Company's Annual Report to Stockholders for 2012 will also be available on or about March 19, 2013, but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies in person or by mail, telephone, and/or electronic means. The Company has retained the proxy solicitation firm InnisFree M&A Incorporated ("InnisFree") to assist in the distribution of proxy soliciting material and the 2012 Annual Report to Stockholders, as well as in the solicitation of votes described herein. The Company will pay InnisFree a base fee of $15,000 plus customary costs and expenses for these services. The Company has also agreed to indemnify InnisFree against certain liabilities arising out of or in connection with these services. The Company may also hire additional proxy solicitation firms or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and the 2012 Annual Report to Stockholders to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), of record as of the close of business on March 8, 2013 are entitled to receive notice of and to vote at the meeting and any postponements or adjournments thereof. At the record date, the Company had outstanding 53,997,539 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned as of March 1, 2013 by (i) each Director of the Company, (ii) each nominee for Director, (iii) the currently employed named executive officers of the Company in the Summary Compensation Table (Randall S. Dearth, Stevan R. Schott, Robert P. O'Brien, Richard D. Rose and Allan Singleton), and (iv) by all current Directors and executive officers of the Company as a group. The Company has stock ownership guidelines for its executive officers which are described under "Stock Ownership Policy" on page 28 of this Proxy Statement. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, and/or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of March 1, 2013.

Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Class
J. Rich Alexander	13,524	*
Robert W. Cruickshank(6)	34,364	*
William J. Lyons(3)	34,607	*
William R. Newlin(3)(4)	230,855	*
Julie S. Roberts(3)	68,452	*
Timothy G. Rupert	47,475	*
Seth E. Schofield	30,632	*
Louis S. Massimo	1,000	*
Donald C. Templin	0	*
Randall S. Dearth(3)	53,785	*
Stevan R. Schott	28,420	*
Robert P. O'Brien(5)	223,584	*
Richard D. Rose(3)	34,147	*
Allan Singleton	31,265	*
All current Directors and executive officers as a group (16 persons)(1)(3)(4)(5)	1,041,603	1.92%

*
Less than 1%.

(1)
Messrs. Stanik and Majoor are no longer employed by the Company and security ownership information has been omitted as current information is not available to the Company.

(2)
Includes (i) options for 40,120 shares in the case of Ms. Roberts and 16,051 shares in the case of each of Messrs. Newlin and Rupert, granted under the Company's 1993 Non-Employee Directors' Stock Option Plan; (ii) 7,578 shares of restricted stock in the case of each of Messrs. Alexander, Cruickshank, Lyons, Newlin, Rupert, and Schofield and Ms. Roberts; (iii) 2,000 shares underlying unexercised options and 37,575 time-vesting restricted shares in the case of Mr. Dearth; 10,801 shares underlying unexercised options and 9,499 time-vesting restricted shares in the case of Mr. Schott; 68,772 shares underlying unexercised options and 15,523 time-vesting restricted shares in the case of Mr. O'Brien; 15,686 shares underlying unexercised options and 8,127 time-vesting restricted shares in the case of Mr. Rose; and 29,977 shares underlying unexercised options and 1,288 time-vesting restricted shares in the case of Mr. Singleton, granted under the Company's stock plans; and (iv) 316,409 shares underlying unexercised options and 137,525 time-vesting restricted shares in the case of all current Directors and executive officers as a group, in each case granted under the aforementioned plans. The "percent of class" set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(3)
Includes 27,029 shares as to which Mr. Lyons shares voting and investment power with his wife; 83,133 shares as to which Mr. Newlin shares voting and investment power with his wife; 20,754 shares as to which Ms. Roberts shares voting and investment power with her husband; 14,210 shares as to which Mr. Dearth shares voting and investment power with his wife; and 1,000 shares as to which Mr. Rose shares voting and investment power with his wife.

(4)
Includes 43,708 shares held indirectly by Mr. Newlin through a retirement plan, 3,500 shares held indirectly by Mr. Newlin through a grantor trust, and 83,133 shares pledged by Mr. Newlin as collateral for a business loan.

(5)
Includes 6,930 shares held by Mr. O'Brien under the Company's defined contribution plan.

(6)
Mr. Cruickshank's term as Director will expire at the Annual Meeting of Stockholders and he is not standing for re-election.

Other Beneficial Owners

The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than 5% of our outstanding Common Stock based on information that was available to the Company as of March 1, 2013.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Shapiro Capital Management LLC ("Shapiro") 3060 Peachtree Road, Suite 1555 N.W. Atlanta, Georgia 30305	7,323,736	12.84%

Samuel R. Shapiro

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 11, 2013 by Shapiro and Samuel R. Shapiro, the chairman, a director and majority shareholder of Shapiro, reflecting ownership as of December 31, 2012. The filing states that Shapiro has sole voting power with respect to 6,226,524 shares, shared voting power with respect to 1,097,212 shares and sole dispositive power with respect to all 7,323,736 shares. According to the Schedule 13G, Mr. Shapiro, by virtue of his position with Shapiro, exercises dispositive power over all of the shares and therefore may be deemed to be the beneficial owner of such shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Starboard Value LP 830 Third Avenue, 3rd Floor New York, New York 10022	4,966,402	9.2%

Starboard Value and Opportunity Master Fund Ltd
Starboard Value and Opportunity S LLC
Starboard Value GP LLC
Starboard Principal Co LP
Starboard Principal Co GP LLC
Jeffrey C. Smith
Mark R. Mitchell
Peter A. Feld
Louis S. Massimo
Lee D. Meyer

The foregoing information is taken from a Schedule 13D filed with the SEC on January 22, 2013, as amended by Amendment 1 to Schedule 13D filed with the SEC on March 1, 2013, by Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd, Starboard Value and Opportunity S LLC, Starboard Value GP LLC, Starboard Principal Co LP, Starboard Principal Co GP LLC, Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Louis S. Massimo and Lee D. Meyer. The filing states that Starboard Value and Opportunity Master Fund Ltd has sole voting power and sole dispositive power with respect to 3,015,003 shares; Starboard Value and Opportunity S LLC has sole voting power and sole dispositive power with respect to 668,550 shares; Starboard Value LP has sole voting power and sole dispositive power with respect to 4,965,000 shares; Starboard Value GP LLC has sole voting power and sole dispositive power with respect to 4,965,000 shares; Starboard Principal Co LP has sole voting power and sole dispositive power with respect to 4,965,000 shares; Starboard Principal Co GP LLC has sole voting power and sole dispositive power with respect to 4,965,000 shares; Jeffrey C. Smith has shared voting power and shared dispositive power with respect to 4,965,000 shares; Mark R. Mitchell has shared voting power and shared dispositive power with respect to 4,965,000 shares; Peter A. Feld has shared voting power and shared dispositive power with respect to 4,965,000 shares; Louis S. Massimo has sole voting power and sole dispositive power with respect to 1,000 shares; and Lee D. Meyer has sole voting power and sole dispositive power with respect to 402 shares. According to the Schedule 13D, as amended, Starboard Value LP, as the investment manager of Starboard Value and Opportunity Master Fund Ltd and of a certain managed account (the "Starboard Value LP Account") and the manager of Starboard Value and Opportunity S LLC, may be deemed to be the beneficial owner of the shares owned by Starboard Value and Opportunity Master Fund Ltd and Starboard Value and Opportunity S LLC and the shares held in the Starboard Value LP Account (the "Starboard Shares"); Starboard Value GP LLC, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the Starboard Shares; Starboard Principal Co LP, as a member of Starboard Value GP LLC, may be deemed the beneficial owner of the Starboard Shares; Starboard Principal Co GP LLC, as the general partner of Starboard Principal Co LP, may be deemed the beneficial owner of the Starboard Shares; and each of Messrs. Smith, Mitchell and Feld, as a member of Starboard Principal Co GP LLC and as a member of each of the Management Committee of Starboard Value GP LLC and the Management Committee of Starboard Principal Co GP LLC, may be deemed the beneficial owner of the Starboard Shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
BlackRock, Inc. ("BlackRock") 40 East 52nd Street New York, NY 10022	4,364,644	7.65%

The foregoing information is taken from a Schedule 13G/A filed with the SEC on February 8, 2013 by BlackRock and its subsidiaries, reflecting ownership as of December 31, 2012. The filing states that BlackRock has sole voting and sole dispositive power with respect to all 4,364,644 shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. ("Vanguard") 100 Vanguard Blvd. Malvern, PA 19355	3,375,354	5.91%

Vanguard Fiduciary Trust Company
Vanguard Investments Australia, Ltd.

The foregoing information is taken from a Schedule 13G filed with the SEC on February 11, 2013 by Vanguard and its subsidiaries, reflecting ownership as of December 31, 2012. The filing states that Vanguard has sole voting power with respect to 78,938 shares, sole dispositive power with respect to 3,300,616 shares and shared dispositive power with respect to 74,738 shares. According to the Schedule 13G, Vanguard Fiduciary Trust Company, a subsidiary of Vanguard, is the beneficial owner of 74,738 shares, as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a subsidiary of Vanguard, is the beneficial owner of 4,200 shares, as a result of its serving as investment manager of Australian investment offerings.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

As provided by the laws of the State of Delaware, the Company's state of incorporation, the business and affairs of the Company are overseen by the Company's Board of Directors (the "Board"). In accordance with Delaware law, the Board has established four standing committees to which it has delegated certain of its responsibilities: (i) the Executive Committee, (ii) the Compensation Committee, (iii) the Audit Committee and (iv) the Governance Committee. A current copy of each committee's charter is available to stockholders at the Company's website at www.calgoncarbon.com. The Company has resolved to eliminate the Executive Committee as a standing committee from and after the Annual Meeting of Stockholders.

Executive Committee.    The Executive Committee currently consists of four directors: Messrs. Schofield (Chairman), Cruickshank, Lyons and Rupert. The Executive Committee meets during the intervals between meetings of the Board, when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board, and may exercise limited powers granted by the Board in the management of the business and affairs of the Company. The Company has resolved to eliminate the Executive Committee as a standing committee from and after the Annual Meeting of Stockholders.

Compensation Committee.    The Compensation Committee currently consists of three directors: Messrs. Rupert (Chairman) and Cruickshank, and Ms. Roberts. Our Board has affirmatively determined that each member of the Compensation Committee is "independent" under the listing standards of the New York Stock Exchange ("NYSE") regarding independence and qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code, as amended. The duties and responsibilities of the Compensation Committee are set forth in its written charter. The Compensation Committee is responsible for determining and implementing the Company's general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the short-term cash incentive, if any, payable to each executive officer, and to certain key employees, pursuant to the Company's incentive compensation plans or otherwise. The Compensation Committee's other duties include evaluating the post-service arrangements with the executive officers; approving the report on executive compensation to be included in the Company's annual proxy statement; reviewing and discussing with management the Compensation Discussion and Analysis to be included in the Company's annual proxy statement; and the creation, amendment and termination of certain employee benefit plans. The Compensation Committee also administers the Company's 2008 Equity Incentive Plan, has the authority to make long-term incentive awards thereunder and is responsible for evaluating whether the executives have met their applicable performance levels thereunder, to the extent applicable. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Subject to the restrictions set forth in its charter and applicable law, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. In addition, the Compensation Committee may delegate to Company officers or a committee of employees any of its responsibilities with respect to non-equity based plans including, but not limited to, plans created pursuant to the Employee Retirement Income Security Act of 1974 and employment practices created consistent with the various state laws.

The Compensation Committee directly engages an outside compensation consultant, Pay Governance LLC ("Pay Governance"), to provide advice and recommendations on the amount and form of executive and director compensation. The compensation consultants from Pay Governance report directly to the Compensation Committee. The Compensation Committee has determined that Pay Governance is independent from the Company and its management. The aggregate fees paid to Pay Governance for determining and recommending the amount and form of executive and director compensation during the last fiscal year were $69,151. The Compensation Committee's decision to hire Pay Governance was not made or recommended by Company management.

Audit Committee.    The Audit Committee currently consists of three directors: Messrs. Lyons (Chairman), Alexander and Newlin. Our Board has affirmatively determined that each member of the Audit Committee is "independent" under the listing standards of the NYSE regarding independence and the heightened independence standards adopted by the SEC for audit committees. The Board has also determined that each member of the Audit Committee is financially literate. Additionally, Mr. Lyons has been designated by the Board as the Audit Committee's "financial expert," as required by the Sarbanes-Oxley Act of 2002 and the SEC regulations promulgated thereunder.

The Audit Committee assists the Board in overseeing the Company's financial reporting processes. The duties and responsibilities of the Audit Committee are set forth in its written charter. The Audit Committee's duties and responsibilities include making annual recommendations to the Board regarding the selection (subject to stockholder ratification) of our independent registered public accounting firm; approving the audit and non-audit fees and services of our independent registered public accounting firm; determining the independence of the independent registered public accounting firm; reviewing annually the report of the independent registered public accounting firm; reviewing annually the scope of the independent registered public accounting firm's audit; meeting periodically with the independent registered public accounting firm and management; reviewing the Company's systems of internal accounting and financial controls and disclosure controls and procedures, and determining whether they are functioning adequately and reliably; assessing the performance and scope of internal audit services; reviewing and discussing with management the audited annual and quarterly financial statements of the Company and the Company's SEC filings; reviewing and discussing with management the form and content of the notes to the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K; receiving and reviewing reports from management regarding compliance with corporate policies dealing with business conduct; reviewing business expense reporting; reviewing the Company's contingency plans in the event of a failure of its information technology systems; investigating and reporting to the Board as to any alleged breach of law or of the Company's internal policies which is brought to its attention; reviewing the audit reports of the Company's benefit plans; preparing the Audit Committee's report for inclusion in the Company's annual proxy statement; establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing and the confidentiality thereof; and overseeing the Risk Management Committee, which is more fully described below under "Board's Leadership Structure and Role in Risk Management." Each year, the Audit Committee evaluates the performance of the independent registered public accounting firm and recommends to the Board the retention or, if appropriate, replacement of the independent registered public accounting firm. The Audit Committee also carries out other assignments given to it from time to time by the Board.

Governance Committee.    The Governance Committee currently consists of three directors: Messrs. Cruickshank (Chairman) and Rupert and Ms. Roberts. Our Board has affirmatively determined that each member of the Governance Committee is "independent" under the listing standards of the NYSE regarding independence. The duties and responsibilities of the Governance Committee are set forth in its written charter. The Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Governance Committee is to review the size and composition of the Board and to make recommendations with respect to nominations for election or appointment of Directors and the fees, including cash and equity, to be paid to Directors. The Governance Committee has responsibility for reviewing, with the Board if appropriate, the Company's executive management succession plans. The Governance Committee also periodically reviews legislative and regulatory issues affecting the Company as well as public interest issues identified by management as likely to affect the Company.

In making its recommendations with respect to potential director nominees, the Governance Committee considers, among other things, the following qualifications which are set forth in our Corporate

Governance Guidelines—the nominee's business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Company. The Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities. The Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying nominees for Director.

The Governance Committee will principally solicit suggestions from current Directors to identify potential candidates for Director, using the criteria described above. The Governance Committee may also employ the assistance of a search firm. The Governance Committee will consider nominees recommended by stockholders and it will evaluate stockholder nominees on the same basis as all other nominees. Section 1.08 of our by-laws describes the process by which stockholders may submit director nominations. The Governance Committee will consider stockholder-recommended nominees with the same weight as others.

Procedures for Submitting Stockholder Nominees for the Board of Directors

The procedures for a stockholder to nominate a director include the following:

  •
  The stockholder must have given timely written notice, in proper form, to the Secretary of the Company including, without limitation, the stockholder's name and address. To be timely, the notice must have been received no earlier than 120 days prior to and no later than 60 days prior to the anniversary of the preceding year's proxy statement for the annual meeting held in the previous year.

  •
  The notice must set forth the name and address of the stockholder making the nomination (or of the beneficial owner on whose behalf the nomination is being made) and the class and number of shares of the Company beneficially owned by such person.

  •
  The notice must set forth in reasonable detail information concerning the nominee and must include all information relating to a nominee that would be required to be disclosed in a proxy statement or other filings.

  •
  The notice must include a representation that the stockholder making the nomination intends to appear in person or by proxy at the meeting to present the nomination.

  •
  The notice must include the consent of the nominee to serve as a director of the Company if elected.

Director Resignation Policy

Our Corporate Governance Guidelines include a requirement that in an uncontested election of Directors, any director who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Governance Committee. The Governance Committee is then required to make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board is required to decide whether to accept such resignation and disclose its decision-making process in a Form 8-K filed with the SEC. In contested elections, the required vote for director elections would be a plurality of votes cast.

Board and Committee Meetings

During 2012, the Compensation Committee held ten meetings, the Governance Committee held three meetings and executed one written consent in lieu of a meeting, the Audit Committee held five meetings and the Executive Committee did not meet. The Board held nine meetings and executed one written consent in lieu of a meeting during 2012. All of the Company's directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a Director and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served as a Director.

The Corporate Governance Guidelines of the Company state that all Directors are expected to attend each Annual Meeting of Stockholders, as well as Board and applicable committee meetings, except in unavoidable circumstances. All nine Directors who were members of the Board at the time attended the 2012 Annual Meeting of Stockholders.

Board's Leadership Structure and Role in Risk Management

Effective August 1, 2012, the Company's former Lead Director, Mr. Schofield, was appointed Chairman of the Board and Mr. Dearth was appointed President and Chief Executive Officer. Although the Board has no fixed policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer, the Board believes that this new management structure is ideal for the Company at this time, given the complexity of the Company's business and the challenges it will face in the future. In that regard, the Board believes that the Company and its stockholders will benefit from the leadership, judgment, and experience of the Chairman of the Board, Mr. Schofield, and the President and Chief Executive Officer, Mr. Dearth, both of whom share a vision for the Company that is consistent with the Board's philosophy. We believe that this recent segregation of positions is appropriate as it provides Mr. Dearth with the ability to focus on our day-to-day operations while Mr. Schofield focuses on oversight of the Board.

The Company has established a Risk Management Committee, which consists of members of middle and upper management and is responsible for identifying risks to the Company, developing a plan to address those risks and overseeing the implementation of such plan and the mediation of additional risks as they arise. The Audit Committee has oversight responsibility for the Risk Management Committee, which includes an annual assurance that there is an Enterprise Risk Management Plan and risk assessment, periodic review of the progress against the Enterprise Risk Management Plan and assurance that the Board is aware of the risk assessment results and conclusions about risk tolerance and mitigation. Each year, the full Board receives a report on the progress of the Enterprise Risk Management Plan.

Resolution of Stockholder Nominations

On March 11, 2013, the Company entered into a Settlement Agreement (the "Settlement Agreement") by and among the Company, Starboard Value LP ("Starboard") and certain affiliates of Starboard. Pursuant to the Settlement Agreement, the Board of Directors agreed to take the following actions on or prior to the date of the Annual Meeting of Stockholders: (i) to increase the size of the Board of Directors from eight (8) to nine (9) authorized directors, (ii) to nominate two new independent directors for election to the class of directors with terms ending at the Company's 2016 annual meeting of stockholders: Louis S. Massimo and Donald C. Templin, (iii) to dissolve the Executive Committee of the Board of Directors, and (iv) to amend the Company's Rights Agreement, dated as of January 27, 2005, between the Company and Registrar and Transfer Company, as successor to StockTrans, Inc, as amended (the "Rights Agreement").

The Settlement Agreement provides for the withdrawal of Starboard's director nominations for the Company's Annual Meeting of Stockholders as provided in the director nomination letter that Starboard submitted to the Company on January 15, 2013 (the "Nomination Letter"). Louis Massimo was one of three individuals proposed by Starboard in the Nomination Letter to be nominated to the Board of Directors. Pursuant to the Settlement Agreement, there will be a single slate of nominees for election at the Annual Meeting of Stockholders, consisting of Messrs. Templin, Alexander and Massimo and Ms. Roberts, as described in this Proxy Statement. Following stockholder approval of these appointments, Mr. Templin will be elected to serve on the Audit Committee and Mr. Massimo will be elected to serve on the Compensation Committee, except to the extent that such nominee is not willing to so serve, or such service is not permitted under applicable law, rule, regulation or listing standard. The Settlement Agreement further provides that Starboard will vote all of the shares of the Company's common stock that it beneficially owns (i) for the election of the slate of nominees for election at the Annual Meeting of Stockholders, as described in this Proxy Statement, and (ii) in accordance with the recommendations of the Company's Board of Directors with respect to the "say-on-pay" proposal as described in this Proxy Statement.

As part of the Settlement Agreement, Starboard and certain affiliates of Starboard have agreed with the Company, that until the earlier of (i) the date that is 15 business days prior to the deadline for the submission of stockholder nominations for the Company's 2014 annual meeting of stockholders and (ii) the date that is 100 days prior to the first anniversary of the Company's 2013 Annual Meeting of Stockholders, not to, among other things (a) propose any matter (including any nominee for director) for submission to a vote of the stockholders of the Company at any annual or special meeting, (b) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) with respect to the Company or any action resulting in such person or entity becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the SEC) with respect to the Company, (c) form, join or in any other way participate in a "group," as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than as permitted by the Settlement Agreement, (d) subject any shares of Company common stock to any arrangement, agreement or understanding with respect to the voting of such stock or other agreement having similar effect, (e) seek, alone or in concert with others, representation on the Board of Directors, other than as provided in the Settlement Agreement, (f) solicit proxies, agent designations, written consents of stockholders or conduct any nonbinding referendum with respect to any matter, or become a participant in any contested solicitation for director, other than in support of all the nominees of the Board of Directors at the Annual Meeting of Stockholders, (g) seek to advise, encourage or support any person with respect to the voting or disposition of any of the Company's securities at any annual or special meeting, or (h) make any request or proposal to amend the terms of the Settlement Agreement other than through non-public communications with the Company.

Under the terms of the Settlement Agreement, the Company has agreed to reimburse Starboard for their expenses in connection with their director nominations, their Schedule 13D filings and related amendment and the negotiation of the Settlement Agreement in an amount not to exceed $50,000.

ELECTION OF DIRECTORS (Proposal 1)

The Board, acting pursuant to the by-laws of the Company, has determined that the number of Directors constituting the full Board shall be nine immediately following the Annual Meeting. The Board is to be divided into three classes of equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board has, upon recommendation of the Governance Committee, nominated Julie S. Roberts for election as a Director for a term to expire in 2015 and J. Rich Alexander, Louis S. Massimo and Donald C. Templin for election as Directors for terms to expire in 2016, and each of them has agreed to serve if elected. Ms. Roberts will hold office until the 2015 Annual Meeting of Stockholders and Messrs. Alexander, Massimo and Templin will hold office until the 2016 Annual Meeting of Stockholders, or until the Director's prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below. The Board has affirmatively determined that each of the Directors included below, other than Mr. Dearth, are "independent" under the listing standards of the NYSE regarding independence and our Company's Corporate Governance Guidelines.

Class of 2016 Director Nominees

J. Rich Alexander, age 57, has been a Director of the Company since August 2009. On March 1, 2013, Mr. Alexander retired from PPG Industries, Inc., a global diversified manufacturer. Until his retirement, he served as Executive Vice President for PPG Industries, Inc., overseeing its architectural coatings, fiber glass and flat glass businesses and its corporate functions for marketing, purchasing and distribution. Until his retirement, Mr. Alexander was also a member of PPG Industries, Inc.'s executive and operating committees and Chairman of the Board of Pacific Fiber Glass Co. From August 2010 to September 2011, Mr. Alexander was Executive Vice President Performance Coatings and Glass for PPG Industries, Inc. Mr. Alexander served as Senior Vice President, Performance Coatings for PPG Industries, Inc. from April 2005 to August 2010. The Company believes that Mr. Alexander's qualifications to sit on the Board include his extensive global experience in the Asia Pacific region with a focus in China and his experience in global mergers and acquisitions. In addition, the Company values Mr. Alexander's recent experience as an executive officer and member of the executive committee of a manufacturing company in the chemical industry, which the Company believes is representative of the challenges and desires of its customer base.

Louis S. Massimo, age 55, served as the Executive Vice President and Chief Operating Officer of Arch Chemicals, Inc., a global biocides company, where he was responsible for the company's businesses as well as its information technology and SAP functions, from May 2007 until September 2009. Prior to that, Mr. Massimo served as Arch Chemicals, Inc.'s Executive Vice President and Chief Financial Officer, from February 2003 to May 2007 and as Vice President and Chief Financial Officer from February 1999 to February 2003. Concurrent with his role as Chief Financial Officer, he managed Arch Chemicals, Inc.'s HTH Water Products business. The Company believes Mr. Massimo's extensive experience in senior executive positions and managerial roles across a variety of industries will enable him to provide invaluable oversight to the Board.

Donald C. Templin, age 49, has been the Senior Vice President and Chief Financial Officer of Marathon Petroleum Corporation, an oil refining and transportation fuels marketing company, since June 2011, and the Vice President, Chief Financial Officer and a Director of MPLX LP, a crude oil and refined products pipeline master limited partnership, since June 2012. Prior thereto, Mr. Templin was the managing partner of the Audit Practice for PricewaterhouseCoopers LLP, a registered public accounting firm, in Georgia,

Alabama and Tennessee from 2009 to 2011, and in various audit partner and leadership roles since 1996. While at PricewaterhouseCoopers LLP, Mr. Templin had more than 25 years of experience providing auditing and advisory services to a wide variety of public companies. Mr. Templin formerly served as the Managing Partner of PricewaterhouseCoopers LLP in Kazakhstan and also participated in the International Service Program in PricewaterhouseCoopers LLP's World Office in London, England. The Company believes that Mr. Templin's qualifications to sit on the Board include his extensive global experience. His financial acumen gained through serving a variety of multinational and public companies is also valuable to the Board.

Class of 2015 Director Nominee

Julie S. Roberts, age 58, has been a Director of the Company since July 2000. Ms. Roberts has been Founder and President of JSRoberts Consulting, LLC, which provides CFO services and financial consulting to public and private organizations on a project, part-time or temporary basis, since June 2009. She retired in February of 2010 from Marriott International, Inc., a hospitality company, where she served as Vice President Finance, Global Finance Transformation since March 2005. Prior thereto, she was Chief Financial Officer of Marriott ExecuStay, a division of Marriott. Ms. Roberts joined Marriott after many years at USAirways where she was Vice President and Assistant to the Chairman, Vice President Reservations and Vice President Strategic and Financial Planning. In addition to her role with the Company, Ms. Roberts sits on the board (including the finance committee) of a non-profit corporation in Washington, DC. The Company believes that Ms. Roberts is qualified to sit on the Board in light of her many years of experience as a financial executive of two major publically traded corporations, including several years as a CFO of a subsidiary of one of the companies, and her many years of experience as an audit committee member of two publically traded companies and experience as audit committee chair.

Class of 2015 Directors

William J. Lyons, age 64, has been a Director of the Company since 2008. On March 1, 2013, Mr. Lyons retired from CONSOL Energy and will remain a consultant until December 2013. Until his retirement, he served as Chief Financial Officer of CONSOL Energy Inc. (provider of coal and natural gas) since December 2000 and Chief Financial Officer of CNX Gas Corporation (provider of natural gas) since April 2008. He added the title of Executive Vice President of CONSOL Energy Inc. in May 2005 and of CNX Gas Corporation in January 2009. He was also a director of CNX Gas Corporation from October 2005 to January 2009. In January 2013, Mr. Lyons became trustee of the 1974 United Mines Workers of America Pension Trust, which oversees $4.5 billion in assets. Mr. Lyons has also been a member of the Board of Directors of Duquesne University since 2005. Mr. Lyons holds a Master of Science in Accounting and is a Certified Public Accountant and a Certified Management Accountant. The Company believes that Mr. Lyons' experience in the coal industry and his knowledge of natural gas resources and other commodities qualifies him to sit on the Board, given the importance of such primary raw materials to the Company's production. Mr. Lyons' financial acumen is also valuable to the Board.

William R. Newlin, age 72, has been a Director of the Company since November 2005. Mr. Newlin has been the Chairman of Newlin Investment Company LLC, an investment company, since April 2007 and has served as the Chairman of Plextronics, Inc., a technology company, since 2009. Prior thereto, he was the Executive Vice President and Chief Administrative Officer of Dick's Sporting Goods, Inc., a retailer. Prior to joining Dick's Sporting Goods, Inc., Mr. Newlin was Chairman and Chief Executive Officer of Buchanan Ingersoll & Rooney PC, a national law firm. Mr. Newlin is the Lead Director of Kennametal Inc., a tooling, engineered components and advanced materials supplier listed on the New York Stock Exchange, and a director (Lead Director for five years until February 2013) of Meritor, Inc., a truck industry supplier listed on the New York Stock Exchange. The Company believes Mr. Newlin's qualifications to sit on the Board include his extensive experiences in major corporate transactions, his deep executive leadership and management experience with public and private companies, his years of experience providing strategic advice to complex organizations as a counselor and member of numerous board of directors and his business and corporate legal acumen.

Class of 2014 Directors

Randall S. Dearth, age 49, has been a Director of the Company since November 2007. Mr. Dearth has been President and Chief Executive Officer of the Company since August 1, 2012 and, as such, he oversees all of the property, business, operations and affairs of the Company. From 2004 through July 2012, Mr. Dearth was President and Chief Executive Officer of LANXESS Corporation, a specialty chemicals company. Prior thereto, he was President and Chief Executive Officer of Bayer Chemicals Corp., a chemicals manufacturer. Mr. Dearth has been a director of Stepan Company, a global chemical solutions company, since April 2012.

Timothy G. Rupert, age 66, has been a Director of the Company since November 2005. Mr. Rupert retired in July 2007 from his position as President and Chief Executive Officer and a director of RTI International Metals, Inc., a titanium manufacturer, which he had held since 1999. Prior thereto, Mr. Rupert served as Executive Vice President and Chief Financial Officer of RTI International Metals, Inc. and was Director of Corporate Finance and held other financial positions with United States Steel Corporation, a steel manufacturer. Mr. Rupert is currently the President and Chief Executive Officer of the Foundation for IUP, a non-profit corporation which manages endowment and real estate assets. The Company believes that Mr. Rupert is qualified to serve on the Board due to his experience as the Chief Executive Officer of a company of similar size in the region. The Company believes that Mr. Rupert's familiarity with the challenges and realities of running a public company are extremely valuable to the Board.

Seth E. Schofield, age 73, has been a Director of the Company since December 1995 and Chairman of the Board since August 2012. From December 1996 to July 2000, Mr. Schofield was the Managing Partner of Base International, a provider of corporate protection and security. Prior thereto, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of Marathon Petroleum Corporation, an oil refining and transportation fuels marketing company (where he serves as the Chairman of the compensation committee) and United States Steel Corporation, a steel manufacturer (where he serves as the Presiding Director). Mr. Schofield was a director of Marathon Oil Corporation, an integrated oil and gas company, from 2000 to June 2011. The Company believes that Mr. Schofield is qualified to serve on the Board due to his experience on the board of directors of other large companies in the region (including service on numerous committees), as well as his role as Chairman and Chief Executive Officer of USAir Group. The Company values Mr. Schofield's leading edge expertise, his familiarity with the complex nature of the Company's business, his long history with the Board and his experience with mergers and acquisitions.

EXECUTIVE OFFICERS

Information concerning our executive officers, who are not also Directors, is set forth below.

Stevan R. Schott, age 50, has been Senior Vice President and Chief Financial Officer of the Company since April 2011 with responsibility for all corporate financial and information technology functions of the Company. Mr. Schott was Vice President and Chief Financial Officer of the Company from July 2010 to April 2011 and Vice President, Finance, Americas and Asia of the Company from February 2008 until July 2010. From July 2007 until February 2008, Mr. Schott was Executive Director of Finance of the Company. Prior to joining the Company, Mr. Schott was employed by DQE, Inc., an energy services holding company, where he had various financial positions, including Vice President of Finance, Senior Vice President and Chief Financial Officer.

Robert P. O'Brien, age 62, has been Executive Vice President and Chief Operating Officer of the Company since January 2012 with responsibility for the day-to-day operations of the Company worldwide.

Mr. O'Brien was the Executive Vice President—Americas of the Company from March 2010 to January 2012 and the Senior Vice President—Americas of the Company from August 2005 to March 2010.

Richard D. Rose, age 51, has been Senior Vice President, General Counsel and Secretary of the Company since March 2011 responsible for managing the legal affairs of the Company as well as overseeing the Human Resources, Risk Management and Governmental Affairs Departments. Mr. Rose was Vice President, General Counsel and Secretary for the Company from September 2009 to March 2011. Prior thereto, Mr. Rose was a corporate and securities lawyer and shareholder with the law firm of Buchanan Ingersoll & Rooney PC, a national law firm.

James A. Sullivan, age 49, has been the Senior Vice President, Americas of the Company since March 2012 with responsibility for all manufacturing facilities in the U.S., as well as all marketing and sales of all products and services in North and South America. In addition, he oversees the Company's research and development activities and has global responsibility for the Company's ultraviolet (UV) light business unit and Hyde Marine, Inc., a subsidiary of the Company. During January and February 2012, he was Vice President, Americas. From March 2010 to January 2012, he was the Vice President of Operations of the Company. Mr. Sullivan was Vice President, UV and Corporate Business Development of the Company from July 2008 to March 2010. He was the General Manager of the UV Technologies division of the Company from January 2004 to July 2008.

James A. Coccagno, age 41, has been the Vice President—Global Procurement and Strategic Initiatives of the Company since September 2012, with responsibility for global procurement and strategic initiatives. Prior to joining the Company, Mr. Coccagno held several positions of increasing responsibility in Procurement, Logistics, Compliance, Corporate Communications, and Corporate Development at LANXESS Corporation, a specialty chemicals company, from July 2004 to September 2012. During his last assignment at LANXESS Corporation, Mr. Coccagno led the successful integration of three acquisitions in an eighteen month period. Mr. Coccagno started his career at Bayer Corporation working in Supply Chain Management, before moving into Sales, Marketing, and Procurement from September 1996 to June 2004.

Gail A. Gerono, age 61, has been the Vice President, Investor Relations and Communications of the Company since March 2012 with responsibility for managing the Company's relationship with the investment community and for all corporate communications, both internal and external. Ms. Gerono was the Vice President, Investor Relations, Communications and Human Resources of the Company from March 2004 to March 2012. Prior thereto, Ms. Gerono was Vice President of Invest in the People and Investor Relations/Communications since November 2002.

Reinier P. Keijzer, age 45, has been the Vice President, Europe of the Company since October 2011 and is responsible for the day-to-day operations and financial matters in Europe. Mr. Keijzer was Vice President, Finance, Europe of the Company from June 2010 to October 2011 and Executive Finance Director of Chemviron Carbon, a Belgian registered branch of the Company, from October 2007 to June 2010. In August 2007, Mr. Keijzer served as Chief Executive Officer for PAS Deutschland GmbH, a producer and supplier of operational control systems and cable harnesses. From February 2007 to August 2007, Mr. Keijzer served as Finance Director EMEA for Minerals Technologies Europe, a developer, producer and marketer of specialty mineral, mineral-based and synthetic mineral products and related systems and services.

Allan Singleton, age 58, has been the Vice President, Asia of the Company since January 2012 with responsibility for the day-to-day oversight of operations and financial matters in Asia. Mr. Singleton was relocated to Singapore as Director Sourcing & Supply Chain Asia for the Company in October 2011. Prior thereto, he was located in Europe and carried out the roles of Director Sourcing & Supply Chain Asia for Calgon Carbon Asia Pte. Ltd., a Singapore subsidiary of the Company, and served as the Business Development Director Europe for Chemviron Carbon Limited, a UK subsidiary of the Company. Mr. Singleton joined the Company with the acquisition of Waterlink in 2004 and became part of the management team of Chemviron Carbon Limited. His role was expanded to cover business development and sourcing for Asia in 2008.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Summary

  •
  We offer a comprehensive executive compensation program that has been designed and is managed by the Compensation Committee of our Board of Directors which is comprised of independent directors.

  •
  We aim to hold our named executive officers accountable for the financial and operational performance of the Company as well as the value of the Company's common stock and thus a significant portion of our named executive officers' total compensation is at risk and tied to short-term and long-term performance of the Company.

  •
  Our compensation program includes the use of Company common stock, with related holding requirements, that serves to align the interests of our executives with the interests of our stockholders.

  •
  We benchmark our executives' total compensation against market peers to ensure fairness and to enable the Company to successfully attract and retain executives. The peer companies are similar to the Company in terms of business characteristics and complexity and are appropriate in terms of revenue, asset, and market capitalization and employee size.

  •
  Our incentive programs are designed to reward executives with compensation above market when Company performance exceeds our expectations and to pay our executives below market when Company performance is below our expectations. Since the Company's performance in 2012 was below our expectations, our executives were paid below market.

  •
  When determining the CEO's long-term incentive grant value each year, our Compensation Committee not only considers our philosophy of targeting pay at the market median, but also the Company's recent stockholder performance, to appropriately provide a grant that is valued either above or below the market median.

  •
  We monitor "best practices" and attempt to build them into our compensation program when appropriate. For example:

  •
  The Compensation Committee has examined our compensation program for our executives and has determined that our practices and policies do not promote excessive risk taking and that various elements and policies are in place, such as capped incentive opportunities, use of capital return metrics, stock ownership guidelines, recoupment policy and administrative and governance processes, that serve to mitigate excess risk.

  •
  Our policies prohibit executives and others from hedging their interest in our stock.

  •
  We provide no tax gross-up of any nature on any of our compensation or benefit programs, including our change in control severance policy, for executives.

  •
  No perquisites are provided to U.S.-based executives.

  •
  Our change in control severance policy for executives requires both a qualified change in control and termination of the executive to receive any benefits under the policy.

  •
  Approximately 91% of our stockholders who voted approved the compensation paid to our named executive officers at both our 2011 and 2012 Annual Meetings. As a result, the Compensation Committee interpreted this level of favorable vote to mean that, by and large, the Company's stockholders are satisfied with our executive compensation arrangements and, therefore, we have made no significant changes to our compensation system this year.

Objectives of the Executive Compensation Program

The executive compensation program is designed to motivate executives and support the success of the Company which ultimately occurs through the actions of talented employees. The specific objectives of our compensation program are to:

•
Attract and Retain Executive Talent.  Through a competitive total compensation program, the Company seeks to attract qualified and talented executives to serve in existing or newly created positions. The Company also seeks to retain our executives and promote positive engagement in the business and culture of the Company.

•
Align Compensation with Company and Individual Performance.  Certain elements of our compensation program are designed to hold executives accountable for the financial and operational performance of the Company, as well as influencing the value of the Company's common stock. To facilitate these objectives, a significant portion of an executive's compensation is at risk because it is directly tied to the short- and long-term performance of the Company.

•
Foster an Ownership Mentality and Create Alignment with Stockholders.  Our compensation program provides shares of the Company's common stock and common stock-based awards as significant elements of compensation with the expectation that the executives will maintain a certain level of ownership to align their interests with those of our stockholders.

The Company has designed the compensation program based on a set of core principles which we believe support our overall objectives:

•
The compensation program will be fair and competitive, from an internal and external perspective, taking into account the role and distinct responsibilities of each executive.

•
A substantial portion of an executive's compensation will be at risk and linked to the achievement of both corporate and individual goals and changes in stockholder value.

•
Retirement benefits will provide financial stability following employment but will not be the focal point of why executives choose to work for the Company.

•
The use of perquisites and other executive benefits will be negligible and of minimal cost to the Company.

•
All compensation program elements taken as a whole will help focus executives to achieve the Company's financial and operational goals.

Within the context of these objectives and principles, the Company has developed its compensation program for the Chief Executive Officer and other executive officers.

Overview of the Compensation Program and Decision-Making Process

Our Board has assigned the oversight of our executive compensation program to our Compensation Committee, which is currently composed of three independent directors (as determined in accordance with the NYSE Rules). The Compensation Committee reviews and makes decisions regarding the compensation program for the Chief Executive Officer and makes decisions for the other executive officers after considering recommendations made by the Chief Executive Officer. The Compensation Committee also considers the impact of corporate tax and accounting treatment for the different types of compensation it approves. The decisions made by the Compensation Committee with respect to the named executive officers for 2012 are reflected in the tables and related footnotes and narratives that begin on page 35.

In order to support the objectives outlined above, the Company has developed a compensation program that supports our pay-for-performance philosophy and that provides executives with a mixture of cash payments (base salary and short-term incentives) and stock-based awards (long-term incentives). Our stock-based compensation program consists of three different types of awards, each selected to address different objectives. We also provide executives with a qualified defined contribution retirement plan similar to that provided to all other employees and severance benefits for certain types of termination (including "change in control" situations) from the Company. The Company currently does not provide any perquisites (e.g., automobile, financial counseling, etc.) to our executives, except for our executives in Europe where providing an executive with an automobile is a customary practice, and in Asia where we provide a housing allowance, a car and certain transportation allowances to our Vice President—Asia who is an expatriate living in Singapore. The Company believes that the compensation elements, taken as a whole, are necessary to attract and retain the best executive talent in its industry.

The Compensation Committee believes that in order to successfully compete for talent, a fixed-cash salary is necessary to provide a base level of income that is not tied to Company performance. When developing the executive compensation program, the Compensation Committee considers both short- and long-term strategic goals of the Company, which it believes fall within the control of executive management and leads to stockholder value creation. In order to align the interests of executives to the achievement of these goals, the Compensation Committee has developed performance-based incentive plans with payments contingent upon the achievement of these goals. Certain of the payments (short-term cash incentives) are designed to reward the achievement of annual goals, while equity grants (except for time-vesting restricted stock) are designed to reward the accomplishment of long-term goals directly associated with increasing stockholder value. The Committee reviews the short-term and long-term stockholder return of the Company when determining the grant value of the CEO's long-term incentive award each year. The following table illustrates the allocation between actual fixed and variable compensation components in 2012 for each of our current named executive officers:

	Fixed	Variable
Executive	Cash Base Salary	Short- Term Cash Incentive	Long- Term Stock- Based Incentive
Dearth	29%	5%	66%
Schott	59%	8%	33%
O'Brien	51%	6%	43%
Rose	63%	7%	30%
Singleton	85%	4%	11%

(Please note Mr. Majoor's employment with the Company terminated on January 6, 2012 and Mr. Stanik retired on July 31, 2012. These former executives are generally excluded from this compensation discussion and analysis, except please see "Compensation of Former Executives" beginning on page 32 of this Proxy Statement.)

Our performance-based incentives are designed to reward executives with compensation above the middle (or 50th percentile) of the market when Company performance exceeds our expectations and the performance of our peer group. When performance falls below our expectations, the incentive plans are designed to pay below the middle (or 50th percentile) of the market and could result in no payment with respect to certain components of compensation if performance falls below a certain level. To illustrate, in 2012, the Company's financial performance was below our business plan and stockholder return was below our peer group. As a result, actual compensation to our executives was below the market 50th percentile.

The Compensation Committee reviews the compensation practices among peer companies and broader general industry companies in order to ensure the appropriateness of the Company's compensation program design and compensation levels. To assist in this process, the Compensation Committee employs a compensation consultant. In mid-2010, the Compensation Committee retained Pay Governance LLC as its independent consultant. Pay Governance was formed in 2010 with former employees of Towers Watson & Co., which had advised the Compensation Committee since September 2004. Pay Governance is an independent executive compensation consulting firm which has been retained directly by the Compensation Committee and reports directly to the Compensation Committee and advises the Compensation Committee on compensation matters. The consultant participates in Compensation Committee meetings and is engaged to advise the Compensation Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. Towers Watson provides advice on retirement and compensation matters to the Company's senior management.

The Compensation Committee's decision to hire Pay Governance was not made or recommended by Company management. Pay Governance has not performed any work for the Company in 2012 except with respect to the work that it has done directly for the Compensation Committee. Pay Governance has informed the Compensation Committee that the fees paid to it by the Company in 2011 and 2012 equated to less than one-half percent of Pay Governance's total revenue. Pay Governance also informed the Compensation Committee that it owns no Company stock. The Compensation Committee also determined that there are no other relationships between the Company and Pay Governance or its employees working for the Compensation Committee. The Compensation Committee reviewed all of the facts set forth in this paragraph and determined that Pay Governance is independent pursuant to the recently established New York Stock Exchange proposed listing standards.

In providing information to the Compensation Committee regarding market compensation practices, the consultant employs a benchmarking process, an assessment tool that compares elements of the Company's compensation programs with those of other companies that are believed to have similar characteristics. In general, the purpose of the benchmarking process is to:

•
Understand the competitiveness of current pay levels relative to other companies with similar revenues and business characteristics.

•
Understand the alignment between executive compensation levels and Company performance.

•
Serve as a basis for developing salary and short-term and long-term incentive information for the Compensation Committee's review.

The consultant also uses market compensation data from compensation surveys from other compensation consultants representing hundreds of general industry companies. The consultant also performs a more specific analysis of proxy disclosures from peer companies in the filtration industry and other companies that the Company competes with for executive talent. The peer group has been developed based on a set of characteristics that include:

•
Annual revenues, assets, market capitalization and employee size that range from approximately one half to two times those of the Company;

•
Global manufacturing operations (in Standard & Poor's "Materials" classification); and

•
Competitor companies within the filtration/separation industry.

For 2012, the peer group consisted of the following 21 companies:

AMCOL International Corp	II-VI Incorporated	Robbins & Myers, Inc.,
Ampco-Pittsburgh Corporation	Innophos Holdings, Inc.	RTI International Metals, Inc.
Badger Meter, Inc.	Kaydon Corporation	Standex International Corporation
Chart Industries, Inc.	Lindsay Corporation
Eagle Materials Inc.	Lydall, Inc.
ESCO Technologies Inc.	Matthews International Corporation
Graco Inc.	Northwest Pipe Company
Hawkins, Inc.	Polypore International, Inc.
Haynes International, Inc.	Quaker Chemical Corporation

In December 2012, the Committee agreed to remove Robbins & Meyer, Inc. from the peer group for 2013 as a result of its pending acquisition by National Oilwell Varco, Inc.

In addition to the market data, the Compensation Committee considers other factors when making its decisions, such as an executive's individual performance, experience in the position and the size of prior-year adjustments. The Compensation Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation in the current year. The Compensation Committee believes that this would not be in the best interest of retaining and motivating the executive.

The Compensation Committee also reviews a summary report or "tally sheet" which sets forth the current and two-year historical compensation provided to each executive. The tally sheet includes the total dollar value of annual compensation, including salary, short-term and long-term incentive awards, annual increase in retirement accruals and other compensation and benefit amounts. The tally sheet also includes equity ownership levels (number of shares and value) and amounts payable upon various termination scenarios. The review of tally sheets is an important aspect of the Compensation Committee's decision-making process. The tally sheets allow the Compensation Committee to review each element of compensation for each executive and review how decisions as to each element may affect decisions regarding other elements and the total compensation for each executive.

Individual Performance Goals.    In connection with the determination of fixed-cash base salary adjustments and compensation under the performance-based short-term incentive plan, the Company sets individual performance goals and then measures a named executive officer's performance against such goals. Goals are specific to the executive's area of responsibility. As more fully described below, the level of achievement against such goals may have an impact on the Compensation Committee's decisions regarding base salary and the "individual performance objectives" as it relates to bonus awards earned under our short-term incentive program. The performance goals for each current named executive officer are as follows:

Mr. Dearth President and Chief Executive Officer (effective August 1, 2012)
Performance Category	Individual Performance Measures
Cost Reduction/ Profit Enhancement	Operating results v. business plan; Working capital improvement; Long-term raw material supply; Cost reduction plan; Management of SG&A expenses; and Management of costs of production.
Strategic Initiative	International growth strategy.
Business Process Improvement	Safety and environmental.
Mr. Schott Senior Vice President and Chief Financial Officer
Performance Category	Individual Performance Measures
Cost Reduction/ Profit Enhancement	Margin improvement; and Management of SG&A expenses.
Strategic Initiative	Business rationalization.
Business Process Improvement	Tax reporting improvement; and Enterprise risk management improvement.
Mr. O'Brien Executive Vice President and Chief Operating Officer
Performance Category	Individual Performance Measures
Cost Reduction/ Profit Enhancement
Operating results v. business plan;
Working capital improvement;
Long-term raw material supply;
Regional improvement;
Management of SG&A expenses;
Management of capital expenditures; and
Margin improvement.
Strategic Initiative	International growth strategy.
Business Process Improvement	Safety and environmental.

Mr. Rose Senior Vice President, General Counsel & Secretary
Performance Category	Individual Performance Measures
Cost Reduction/ Profit Enhancement	Management of legal expenses; Management of litigation; Management of insurance expenses; and Implementation of human resources automation.
Business Process Improvement	Improvement of Affirmative Action and diversity in the workforce; Compensation and benefits benchmarking; Anticorruption practice improvement; Contract management; and Compliance training.
Mr. Singleton Vice President—Asia
Performance Category	Individual Performance Measures
Cost Reduction/ Profit Enhancement
Regional operating results v. business plan;
Regional working capital improvement;
Specific regional profit improvement;
Regional sales growth;
Regional capital expenditure management; and
Regional operating expense management.
Strategic Initiative	Improve reactivation strategy; and Regional asset optimization.
Business Process Improvement	Safety and environmental.

Mr. Dearth's goals were set by the Compensation Committee on August 2, 2012 immediately after he took office. The individual goals are otherwise generally created by the appropriate executive in late December or early January of each year. Each of the executives other than the Chief Executive Officer discusses and refines the goals through meetings with the Chief Executive Officer. The Compensation Committee reviews all of our executives' goals. The Chief Executive Officer's goals are set after consultation with the Compensation Committee. The goals are designed to help achieve the Company's short-term performance objectives and longer-term strategic objectives and Company profit planning goals.

Each individual's actual performance relative to each of the individual goals is reviewed and discussed with the executive periodically during the year and evaluated on a subjective basis by the Chief Executive Officer (except that the Chief Executive Officer's actual performance relative to each of his individual performance goals is evaluated by the Compensation Committee) at the end of the year using the following:

Did Not Meet	Threshold Performance	Partially Meets	Meets	Partially Exceeds	Maximum Performance
0%	50%	75%	100%	137.5%	175%

After a determination of whether goals are met, a weighted average of the percentages applicable to each goal is determined for each executive. For 2012, the applicable aggregate weighted average percentages for the named executive officers were as follows: Mr. Dearth, 110%; Mr. Schott, 120%; Mr. O'Brien, 100%; Mr. Rose, 118%; and Mr. Singleton, 95%. This information is then used as appropriate to develop salary recommendations for 2013 and to determine awards for 2012 under the individual performance portion of our performance-based, short-term cash incentive plan (weighted to a factor of 25%). The development of salary recommendations using this information is completely subjective, and considers other factors, such as alignment with market pay level, experience, internal equity, contribution, etc.

Elements of Executive Compensation

Fixed-Cash Base Salary.    Through the base salary element of its compensation program, the Company seeks to attract and retain executive talent by attempting to provide a salary level for each executive that approximates the midpoint (50th percentile) of salaries of executives in comparable positions at other similarly sized companies. The consultant uses annual compensation surveys and peer group proxy disclosures to determine the "competitive zone" for the base salary for each position. The Company defines the competitive zone as plus or minus 10% of the midpoint (or 50th percentile) of the market for each position. The Company also establishes a budget for salary increases, subject to approval by the Compensation Committee. The budget is based on current business conditions as well as survey data of comparable companies provided by the consultant.

The Chief Executive Officer conducts an annual review of each executive officer. The review consists of a comparison of the executive's performance versus the pre-determined goals as described above and an assessment of the executive's adherence to the Company's core values. The Chief Executive Officer rates the performance of each executive. The Chief Executive Officer makes recommendations to the Compensation Committee regarding each executive's salary by considering the rating, the budget for salary increases and an understanding of the market-based competitive zone. The Compensation Committee uses the same methodology for the Chief Executive Officer.

At its February 2012 meeting, the Compensation Committee approved salary increases, effective March 1, 2012, for Messrs. O'Brien and Singleton. These salary increases were as follows: Mr. O'Brien, 16.1%; and Mr. Singleton, 9.5%. Each of Messrs. O'Brien and Singleton assumed their current position effective on January 1, 2012 and these increases were designed to bring their salaries in line with benchmark data for their new positions. Also at its February 2012 meeting, the Compensation Committee conditionally approved salary increases, effective July 1, 2012, for Messrs. Schott and Rose in the amount of 12% and 3% respectively. The larger increase for Mr. Schott was in recognition of the contribution of his work in 2011 and to better align his salary with benchmarking data. The increase for Mr. Rose was in the same amount as the average merit increase for all U.S.-based employees of the Company. The increases for Mr. Schott and Mr. Rose and all other merit increases for the Company's employees were delayed until July due to the poor financial performance of the Company. The Compensation Committee met in a special meeting in June 2012 to monitor the financial performance of the Company and to decide if the salary increases for Messrs. Schott and Rose and for all other employees should go into effect on July 1. At that time the Compensation Committee noted that the financial performance of the Company was still disappointing but nonetheless agreed to implement the July increases. It so agreed due to a number of factors including the recently announced retirement of the Company's CEO, efforts made by management to undertake cost cutting and concerns with employee retention.

The salary for Mr. Dearth was negotiated at the time of his hire and was benchmarked against the Company's peer group by Pay Governance.

Performance-Based Short-Term Cash Incentive Compensation.    Through the short-term incentive program, the Company seeks to align the interests of the executives with the annual financial and non-financial goals of the Company. In 2012, short-term incentive opportunities for each executive, as a percent of their base salary, were as follows:

Executive	Target Award
Mr. Dearth	70%
Mr. Schott	45%
Mr. O'Brien	50%
Mr. Rose	40%
Mr. Singleton	25%

The Committee compares the target short-term cash incentive opportunities to the market for each executive each year as part of its annual executive compensation assessment.

For 2013 the short-term target awards, as a percentage of their base salary, will be as follows:

Executive	Target Award
Mr. Dearth	75%
Mr. Schott	45%
Mr. O'Brien	50%
Mr. Rose	45%
Mr. Singleton	25%

Actual awards paid for 2012 performance are included in the Summary Compensation Table on page 35 under the column "Non-Equity Incentive Plan Compensation," while the possible opportunities under this plan that could have been made for 2012 at threshold, target and maximum are included in the Grants of Plan-Based Awards Table on page 37 under the columns "Estimated Future Payouts Under Non-Equity Incentive Plan Awards."

Short-term incentive awards for 2012 performance were approved by the Compensation Committee at its February 2013 meeting after reviewing pre-determined goals and metrics. The performance goals and weights for 2012, including actual performance against each goal for the staff executives, Messrs. Dearth, Schott, O'Brien and Rose, were as follows:

			Pre-Established 2012 Short-Term Incentive Goals
		2012 Actual Performance
Performance Measure	Weight		Threshold	Target	Maximum
Corporate Operating Income	45%	$36.86mm	$60.83mm	$81.11mm	$101.84mm
Corporate ROIC**	30%	5.93%	9.02%	12.02%	15.03%
Individual Performance Objectives	25%		Varies by Executive as set forth above

** Corporate Return on Invested Capital (ROIC)	=	Operating Profit after Tax Average Debt + Average Equity - Average Free Cash

The performance goals and weights for 2012, including actual performance against each goal, for Mr. Singleton, our only named regional business unit executive, were as follows:

			Pre-Established 2012 Short-Term Incentive Goals
		2012 Actual Performance
Performance Measure	Weight		Threshold	Target	Maximum
Corporate Operating Income	25%	$36.86mm	$60.83mm	$81.11mm	$101.84mm
Corporate ROIC	20%	5.93%	9.02%	12.02%	15.03%
Business Unit Regional Operating Income	15%	$3.76mm	$11.75mm	$15.66mm	$19.58mm
Business Unit Regional ROIC	15%	-0.39%	9.98%	13.31%	16.64%
Individual and Regional Performance Objectives	25%		As set forth above

Corporate operating income was chosen as an indicator of profit produced directly as a result of our executives' performance and as an indication of cash flow produced as a result of the operations of our business. We have chosen corporate return on invested capital to stress the importance of the efficient management of capital in our business. Operating income was given more weight than return on invested capital since the Committee believes that operating income most directly relates to the executives' performance. An executive may earn a short-term incentive award due to success in achieving individual goals, even if the Company's performance falls below threshold on the corporate operating income and return on invested capital measures.

At its February 2013 meeting the Compensation Committee decided to change the metrics and weightings for 2013 performance. The performance measures and weighting will be as follows:

Performance Measure	Staff Executives (Dearth, Schott, O'Brien and Rose)	Regional Business Unit Executive (Singleton)
Corporate Operating Income	45%	40%
Corporate EBITDA %**	30%	20%
Regional EBITDA %**	—	15%
Personal Goals	25%	25%

** Earnings before interest, taxes, depreciation and amortization (EBITDA)%	=	EBITDA Net Sales

The Compensation Committee decided to move away from ROIC and to EBITDA % to stress to our executives the importance of increasing profitability as a percentage of sales. The Committee noted that capital spending is expected to be less in 2013 and that long-term incentives still include a component measured against return on capital. The Compensation Committee also wanted to increase the weighting of the corporate metrics for the regional business unit executives to encourage decisions that would benefit the profitability of the Company as a whole.

A discussion of the named executive officers' individual performance objectives or individual regional performance objectives for 2012 is set forth above under "Individual Performance Goals." The Compensation Committee may use its discretion to determine the amount of any short-term incentive award and has done so in recent years. Specifically, the Compensation Committee may award short-term incentive compensation in amounts that deviate from the amounts determined after application of the weighted averaged formula. The plan is not administered to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") at the current time, although the Compensation Committee is aware of this rule and its potential benefits.

Actual bonus awards paid for 2012 performance are included in the Summary Compensation Table on page 35 under the column "Non-Equity Incentive Plan Compensation." In making the awards for 2012, the

Compensation Committee applied the weighted average formula. As a result of the Company's relatively poor financial performance, none of the threshold operating income or ROIC goals were achieved and thus bonus awards were only based upon individual performance objectives.

Long-Term Incentive Compensation.    The Company's long-term incentive compensation program seeks to align the executives' interests with those of the Company's stockholders by rewarding successes in stockholder returns in absolute terms and relative to peers. Additionally, the Compensation Committee desires to foster an ownership mentality among executives by providing stock-based incentives as a significant portion of compensation. In determining which type of stock vehicles to include in the program, the Compensation Committee chose to focus on the following:

•
Total stockholder return (stock price appreciation plus dividends) relative to peers;

•
Return on capital;

•
Stock price appreciation; and

•
Continued loyalty to and employment with the Company.

In 2012, the Company's long-term incentive program consisted of the following three equity components: restricted performance stock units, stock options and time-vesting restricted stock. The Compensation Committee believes that these components align with the goals of the long-term compensation program identified above.

Under the terms of the Company's 2008 Equity Incentive Plan, the Compensation Committee determines which employees are eligible to receive equity awards, the value and number of shares granted, the rate and period of vesting, performance goals and other relevant terms.

The Compensation Committee considers market trends when making long-term incentive grant recommendations for each executive. In order to understand the full impact of making grant decisions, the Compensation Committee also considers a number of other factors prior to making its decisions related to equity awards for the upcoming year. These factors include:

  •
  the number of outstanding options or other equity awards;
  •
  the number of shares available for future grant in the Company's stock option plan;
  •
  the size of the annual grant in aggregate expressed as a percent of total shares outstanding;
  •
  the market price of the Company's common stock and the performance of the Company and its prospects;
  •
  the market 50th percentile long-term incentive value for each executive position;
  •
  potential dilution which could result from the exercise of options; and
  •
  the benefits of linking the employees' incentive to the market price of the stock.

When determining the grant of options, restricted stock or other equity awards to a particular individual (executive or non-executive), the Compensation Committee considers the individual's level of responsibility, the relationship between successful individual effort and Company results, incentive compensation plans of other companies and other relevant factors.

Based on a review of the above information, the Compensation Committee may use its discretion to modify the long-term incentive grant opportunity for each executive. In February 2012, the Compensation Committee approved long-term incentive award values that consider the factors stated above for each executive, which is then allocated to the three long-term incentive vehicles as follows:

•
Stock options—25%

•
Time-vesting restricted stock—25%

•
Restricted performance stock units—50%

To determine the number of restricted performance stock units, stock options and/or time-vesting restricted stock to be issued, the dollar amount allocated to each long-term incentive vehicle is divided by the vehicle's current Financial Accounting Standards Board, Accounting Standards Codification ("ASC") Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718") per share fair value.

The Compensation Committee believes that the use of all three equity vehicles allows it to successfully meet its long-term objectives. In February 2011, the Compensation Committee changed its prior method of granting equity awards to our named executive officers that reflected the market median data available at the time of grant and instead determined to grant equity awards as a percentage of the prior year's salary. The Compensation Committee believed that this change will result in less volatility from year to year and allow the Compensation Committee to look at total compensation when comparing market comparisons rather than at just a single component of compensation.

In February 2012, The Compensation Committee set the following award values as a percentage of salary for our current named executive officers other than Mr. Dearth: Mr. Schott—80%; Mr. O'Brien—110%; Mr. Rose—65%; and Mr. Singleton—22%. The awards were then divided into stock options, time-vesting restricted stock and restricted performance stock units in the percentages described above.

When Mr. Dearth was hired as CEO and President effective August 1, 2012 he was granted options to acquire 50,000 shares of the Company's common stock and 15,000 shares of time-vesting restricted stock. These grants were a result of negotiations between the Compensation Committee and Mr. Dearth. The Compensation Committee received advice from Pay Governance with respect to these grants and believes that they were consistent with the market compensation.

The information under the headings "Stock Awards" and "Option Awards" in the Summary Compensation Table on page 35 is with respect to those awards granted at the February 2012 meeting for our existing named executive officers, other than Mr. Dearth, and the awards granted to Mr. Dearth upon the commencement of his employment.

Stock Options.    The Compensation Committee selected stock options as a means of aligning executives' compensation with the creation of value to stockholders. Stock options provide realizable value to executives only if the Company's stock price increases after the options are granted. Each option has vesting provisions that require continued employment of the executive thereby promoting the retention of executives. Stock options vest in equal one-half increments over the two-year period following grant. In 2011, the Compensation Committee reduced the term of its stock option awards from ten years to seven years to add incentive to create stockholder value in a short period of time. The options are exercisable after they have vested until they expire, which is on the seventh anniversary following the grant date. The combination of the seven-year term and the two-year vesting provision supports the long-term intentions of the Compensation Committee.

The fair value of each option is calculated by the Company as of the grant date and expensed over the vesting period in accordance with generally accepted accounting principles (ASC Topic 718). When the executive exercises the non-qualified stock options, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

The Compensation Committee made no change to the form of stock option awards for 2013.

Time-Vesting Restricted Stock.    The Compensation Committee has selected restricted stock that vests based on the passage of time and continued employment as an element of the long-term incentive program. While this long-term incentive vehicle is not considered performance based, the Compensation Committee has selected restricted stock to build share ownership and promote retention of the executives by rewarding loyalty to, and continued employment with, the Company. Grants of restricted shares generally vest in equal increments over three years, except that the grant of restricted shares made to Mr. Dearth upon his employment vest in one single installment on the third anniversary of the date he became employed. The fair value of restricted shares is calculated on the date of grant and expensed over the vesting period of three years. When shares vest, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive. Beginning with the grants made in 2011, the Compensation Committee added the additional requirement that in most cases the grantee must agree to hold and not sell net shares of restricted stock received (net of shares sold to pay taxes upon vesting) for three additional years after vesting. The Compensation Committee believes that this change further aligns the long-term interests of our stockholders and our employees. This change was made to align with emerging market practices, enhance the share ownership of each executive and to better align the compensation and stock holdings of each executive with the Company's stockholders.

The Compensation Committee made no change to the form of time-vesting restricted stock awards for 2013.

Restricted Performance Stock Units.    The Compensation Committee has selected performance stock units as a means of encouraging and rewarding executives for delivering solid returns to our stockholders, above and beyond the return delivered by most of our peers. A target number of shares is identified at the beginning of a three-year performance period but not actually delivered to the executive until the shares are earned at the end of the performance period. The number of shares earned may vary from zero to 200% of target. The payout for 50% of the units will be determined based upon the Company's three-year average return on capital (net income ÷ average debt + average equity) as compared to a target. The Compensation Committee picked a target of 13.3% for the units granted in February 2012, which is a benchmark the Compensation Committee believes should be attainable over the next three years and should encourage management to increase the Company's return on capital. The payout with respect to the remaining 50% of the units will be determined based upon the ranking of the Company's three-year total stockholder return relative to a peer group (listed on page 19).

The payout schedules used in the 2012 grants, with interpolation used between levels, were as follows:

50% of units for which payout will be based upon average three-year total return on capital:

Total Return on Capital	Award to Executive as a Percent of Target Opportunity
Below 12.3%	No award
12.3%	50% (minimum award)
13.3%	100% (target award)
14.3%	200% (maximum award)

50% of units for which payout will be based upon three-year total stockholder return:

Total Stockholder Return Performance Relative to Peer Group	Award to Executive as a Percent of Target Opportunity
Below 30th %ile	No award
30th %ile	50% (minimum award)
55th %ile	100% (target award)
90th %ile or greater	200% (maximum award)

The Compensation Committee reserves the right to make adjustments for unusual items in its discretion.

Prior to 2011, restricted performance stock units were based solely on total stockholder return. The Compensation Committee decided to divide the payout between stockholder return and return on invested capital beginning with the 2011 grants. While stockholder return is the most direct measure of the Company's performance relative to its stockholders, share price can experience volatility due to events outside of management's control. In changing the metrics for performance shares, the Compensation Committee sought to include a measure of executive performance more directly linked with the Company's business strategy over a three-year period, namely average three-year return on capital. Also in 2011, the performance standards for the relative total stockholder return portion of the award were increased to align with emerging practices. The threshold performance standard was increased from the 25th percentile to the 30th percentile, the target performance standard was increased from the 50th percentile to the 55th percentile and the maximum performance standard was increased from the 75th percentile to the 90th percentile. Additionally, the Compensation Committee approved a cap on the relative total stockholder return portion of the award at threshold level in the event that the Company's total stockholder return over the three-year period is negative and relative performance exceeds the threshold performance standard. The Compensation Committee believed it was appropriate to make the increases so to further incentivize our executives to bring a stockholder return greater than the average of the peer group.

The Compensation Committee made no change to the restricted performance stock units for 2013 except that the performance stock units based upon average three-year return on capital have a target award at 11.6% return on capital. This reflects the Company's current expectations.

Stock Option and Other Equity Granting Procedures

The procedure for making equity grants to executive officers is as follows:

•
The Compensation Committee meets to discuss compensation, including approving equity awards, at its meeting that coincides with the Board of Directors meeting to review year-end financial results. Grants of equity awards are made based upon a value and not based upon a number of shares with the grant date to be the fourth business day after the Company releases its earnings for the previous year. With respect to 2013 equity awards, the Compensation Committee met on February 13, 2013 and determined the value of long-term incentive awards for the named executive officers. The grant date for those awards was deemed to be February 27, 2013, the fourth business day after the Company announced 2012 financial results.

•
Grants to executive officers, as approved by the Compensation Committee, are communicated to the grantees by the Chief Executive Officer. The Chairman of the Compensation Committee informs the Chief Executive Officer of his annual award. The strike price for stock options is an average of the high and low of the Company's common stock price on the day of the grants, as permitted by ASC Topic 718.

Stock Ownership Policy

In order to foster an equity ownership culture and further align the interests of management with the Company's stockholders, the Compensation Committee has adopted stock ownership guidelines for executives. From the time they are appointed an executive of the Company or promoted to an executive position or, if the Compensation Committee changes the guidelines at any time to increase stock ownership requirements, from the time of such change, executives have a five-year period during which he or she is expected to accumulate the specified shares. For 2012, the guidelines were as follows:

•
Chief Executive Officer—stock valued at five times annual base salary

•
Executive and Senior Vice Presidents—stock valued at three times annual base salary

•
Vice Presidents—stock valued at two times annual base salary

The following forms of ownership apply toward the stock ownership level: shares purchased, vested and unvested restricted stock, shares retained following the exercise of stock options, shares earned following the achievement of performance goals, and shares accumulated through retirement plans. Unexercised stock options and unearned restricted performance stock units do not apply toward executive ownership levels. While no formal penalty exists for failure to achieve the ownership level within the five-year period, the Compensation Committee may use its discretion to reduce or eliminate an executive's annual long-term incentive award in future periods or impose any other remedy it believes is appropriate. Additionally, in 2011 the Compensation Committee approved an additional holding period equal to three years for all time-vesting restricted stock awards. This means that when an executive's restricted stock award vests and the appropriate number of shares is sold to meet federal income tax withholding requirements, the executive must retain the shares for an additional three-year period.

The Company has also adopted a director stock ownership policy. Pursuant to the policy, all outside directors have a guideline to acquire and hold Company stock valued at $150,000 or more. In December 2012, the Board of Directors voted to increase the guideline to stock valued at $180,000 or more. Directors have a five-year period to acquire the stock. No formal penalty for failure to achieve the ownership level within the five-year period was adopted; however, the Governance Committee may consider compliance with the policy when making recommendations with respect to nomination for re-election to the Board.

Under the terms of our insider trading policy, no officer or director may purchase or sell any put or call or engage in any other hedging transaction with respect to our common stock.

Retirement Plan Summary

The Company maintains a defined benefit retirement plan for its U.S. salaried employees, which is otherwise known as the pension plan, and a defined contribution thrift/savings plan, which is otherwise known as the 401(k) plan. The purpose of both of these plans is to provide post-retirement income and stability to executives and employees. It is the goal of the Compensation Committee and the Board that these plans be competitive with plans which would be available to executives of similar-sized companies. The Company does not provide a plan for highly compensated employees to restore benefits lost due to Internal Revenue Service (IRS) limits. A more complete description of these plans can be found under the pension plan disclosure which begins on page 41.

At the end of 2005, the Company offered its U.S. salaried employees the option to discontinue receiving new benefits under the pension plan and instead participate in an enhanced 401(k) plan which would provide for better matching contributions by the Company.

In 2006, the Company eliminated all accruals of future benefits under its defined benefit plan, effective January 1, 2007, and instead provides all U.S. salaried employees with enhanced matching contributions under the 401(k) plan.

Perquisites

The Company does not believe that perquisites are essential to attract and retain executives and, therefore, does not provide perquisites to executives who reside in the United States. No Company named executive officer, other than Mr. Singleton, the Vice President—Asia, received perquisites in reportable amounts. Mr. Singleton receives a housing allowance, a car and certain transportation allowances. He is an expatriate living in Singapore and the Compensation Committee believes that these allowances are appropriate and customary.

Severance Policy

The Company has employment agreements with its U.S. based executive officers that provide for, among other provisions, cash payments and benefits in the event of termination by the Company other than "for cause". The Compensation Committee believes that these agreements are necessary to attract and retain executives. Employment agreements (the "Agreements") for our U.S.-based named executive officers, other than Mr. Dearth and Mr. Schott, were put in place effective February 5, 2010. Mr. Schott entered into an agreement of the same form as the other named executive officers on February 14, 2011. In May 2012, the term of all the Agreements was extended to December 31, 2015. Mr. Dearth entered into an Agreement of the same form effective upon the commencement of his employment on August 1, 2012. His Agreement also has a term ending on December 31, 2015. These Agreements for our U.S.-based employees provide for severance as follows:

If an executive's employment is terminated without Cause (as defined in the Agreements) or if an executive resigns with Good Reason (as defined in the Agreements), the Company is required to provide the executive any amounts of compensation earned through the termination date and eighteen (18) months of severance (twenty-four (24) months in the case of Mr. Dearth) of the executive's then current base salary and a lump sum payment (paid six (6) months after termination) of one and a half (1.5) times (two (2) times in the case of Mr. Dearth) the current "target" amount of any cash bonus or short-term cash incentive plan in effect for the executive for the calendar year in which the termination of employment occurs (the current "target" amount of any cash bonus or short-term cash incentive plan in effect for the executive for the calendar year in which the termination of employment occurs being the "Bonus Amount"). Any of the executive's applicable health and welfare benefits, including health, dental and life insurance benefits (but not including additional stock or option grants) that the executive was receiving prior to termination would continue and be maintained by the Company at the Company's expense on a monthly basis for a period equal to the Severance Period (as defined in the Agreements) or until such time as the executive is employed by another employer and is provided health and welfare benefits at least equal in the aggregate to the health and welfare benefits provided at the time of termination by the Company.

In the event of a Covered Change of Control Termination (as defined in the Agreements), then instead of any other severance benefits payable to the executive, the executive would receive: (i) a lump sum equal to the sum of: (A) two (2) years (three (3) years in the case of Mr. Dearth) of the executive's then current base salary, (B) two (2) times (three (3) times in the case of Mr. Dearth) the Bonus Amount, and (C) the aggregate amount of contributions that would be credited to the executive under the Company's 401(k) plan for the two (2) years (three (3) years in the case of Mr. Dearth) following the effective date of termination in connection with (a) the Company's fixed contribution to the plan (currently 3%), and (b) the Company's matching contributions of employee contributions to the plan at the then-current rate of matching contributions, assuming that the executive were to continue to participate in the plan and to make the maximum permissible contribution thereunder for the two (2) year (three (3) years in the case of Mr. Dearth) period; (ii) his or her normal health and welfare benefits (but not including additional stock or option grants) on a monthly basis during the two (2) year (three (3) years in the case of Mr. Dearth) period following the occurrence of a Change of Control (as defined in the Agreements), including health, dental and life insurance benefits the executive was receiving prior to the Change of Control (subject to any limits imposed under Section 409A of the Code); and (iii) all stock options and stock appreciation rights previously granted to the executive by the Company, and shall be fully vested in all restricted stock, stock units and similar stock-based or incentive awards (assuming "maximum" satisfaction of any applicable performance conditions) previously granted to the executive by the Company, regardless of any deferred vesting or deferred exercise provisions of such arrangements; provided, however, that the payment of restricted units shall not be accelerated except as provided in the award agreement under which they were granted. The Change of Control severance payments are payable on the first day following the six (6) month anniversary of the date of the Covered Change of Control Termination (as defined in the Agreements).

Severance Payments (as defined in the Agreements) under the Agreements will not be "grossed up" for the effect of any excise taxes that might be due under Section 280G, 4999 or 409A of the Code.

Each of the Agreements requires the executives to comply with confidentiality, non-compete and non-solicitation covenants.

Mr. Singleton also has an employment agreement, which is different from the Agreements for the U.S.-based employees. His agreement was entered into on September 21, 2011 and is effective until September 30, 2014, but his employment may be terminated by either party prior to that date. There is no provision for severance payments to Mr. Singleton; however, if Mr. Singleton's employment is terminated by the Company without cause, the Company must provide Mr. Singleton with 12 weeks' notice under applicable law and, pursuant to his agreement, the Company must pay certain expenses in connection with Mr. Singleton's relocation to the United Kingdom.

Details of the agreements and a quantification of severance amounts payable under certain termination scenarios are included in the narrative which begins on page 44.

Adjustments or Recovery of Prior Compensation

The Company has a recoupment policy. Pursuant to the policy, if the Board determines that an executive officer or other designated officer has been incompetent or negligent in the performance of his or her duties or has engaged in fraud or willful misconduct, in each case in a manner that has caused or otherwise contributed to the need for a material restatement of the Company's financial results, the Board will review all performance-based compensation awarded to, or to be earned by, the executive during the period affected by the restatement. If, in the Board's view, the performance-based compensation would have been lower if it had been based on the restated results, the Board and the Company will, to the extent permitted by applicable law, seek recoupment from the executive of any portion of such performance-based compensation as it deems appropriate.

Impact of Tax and Accounting Policy on Executive Compensation

If an executive officer's compensation from the Company were to exceed $1.0 million in any taxable year, the excess over $1.0 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Code. The Compensation Committee is aware of this rule, and will take it into account through its annual review of the executive compensation program. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company's 2008 Equity Incentive Plan contains provisions which are intended to cause grants of stock options and other performance-based awards under such plan to be eligible for this performance-based exception (so that compensation upon exercise of such stock options or the vesting of such performance-based awards should be deductible under the Code). Payments of cash compensation related to our base salary and short-term cash incentive programs and the value of shares that vest from grants of time-vesting restricted stock are not eligible for this performance-based exception.

The Compensation Committee is aware of the impact on the Company's financial statements of providing stock-based compensation, which the Company accounts for under ASC Topic 718. The Compensation Committee is also aware of restrictions that govern the use of nonqualified deferred compensation, Section 409A of the Code, and has modified the Company's compensation arrangements to comply with this new regulation.

Pay-for-Performance

Although not yet required, the Compensation Committee asked Pay Governance to perform a historical pay-for-performance assessment of our CEO as compared to our peer group. Pay Governance presented its assessment to the Compensation Committee during the Committee's October 2012 meeting and it was updated at the Committee's February 2013 meeting.

Pay Governance reviewed both the 2011 bonuses and three-year realizable compensation of our CEO and the CEOs of our peer group. They also measured the performance of the Company and the peer group. Because of the historic nature of the analysis, Mr. Dearth's pay was not included, but rather the pay of our former CEO. To measure performance, the consultant developed a performance composite using: operating income changes, return on invested capital and total stockholder return. These metrics were used since they include the metrics used by the Company to determine incentive compensation and would be viewed as reasonable indicators of performance by an external party. The Compensation Committee reviewed the assessment and concluded that our CEO's pay is appropriately aligned with the Company's performance when compared to its peers.

Compensation of Former Executives

  Mr. Majoor

On December 29, 2011, the Company and Mr. Majoor executed and delivered a certain Termination Agreement. Pursuant to the terms of the Termination Agreement, Mr. Majoor's employment with the Company was terminated as of January 6, 2012. Pursuant to the Termination Agreement, Mr. Majoor agreed that he earned no salary or other compensation in 2012; however, pursuant to the Termination Agreement, the Company paid Mr. Majoor 733,043.84€ on January 19, 2012 related to his past service and as required by his employment agreement. The Termination Agreement also required the Company to pay in January 2012 a lump sum amount to the Company's Belgian defined benefit plan as required by the terms of that plan, as well as an amount to Mr. Majoor for gross departure vacation allowance as required by Belgian law and to pay employer social security taxes required by law. These amounts (converted to U.S. Dollars) paid to Mr. Majoor in January 2012 are included in the Summary Compensation Table on page 35 under the column "All Other Compensation."

  Mr. Stanik

On July 31, 2012, in connection with his retirement, Mr. Stanik and the Company entered into each of a certain Confidential Separation Agreement and Release (the "Separation Agreement") and a certain Agreement for Consulting Services (the "Consulting Agreement").

Pursuant to the terms of the Separation Agreement, Mr. Stanik agreed to forfeit 50,976 unvested stock options held by him that would have otherwise vested upon his retirement and 55,808 restricted performance units to which he would have had continuing rights beyond his retirement. Mr. Stanik also agreed to certain non-disparagement and confidentiality provisions; agreed to enter into the Consulting Agreement; and agreed to otherwise cooperate with the Company. Finally, Mr. Stanik agreed to release the Company and its subsidiaries and affiliates and their officers, directors, employees, shareholders, agents, successors and/or assigns from all claims, issues or causes of action, known or unknown. In return, in addition to the compensation and benefits that Mr. Stanik would have normally received upon his retirement, such as payment of his accrued salary and vacation pay, the Company agreed to immediately vest 24,689 shares of restricted stock held by Mr. Stanik. The Company also agreed to pay the applicable premium in excess of the employee paid portion for continued health coverage for Mr. Stanik and his family for at least 18 months and after the expiration of the continued health coverage until the end of an aggregate period of 54 months (including the period for which continued health coverage is provided) to reimburse Mr. Stanik for specified medical expenses in an aggregate amount not to exceed $100,000 per year. The Company's obligation to provide continued health coverage and to reimburse for medical expenses will terminate if Mr. Stanik becomes eligible to obtain medical coverage from another employer. The Company also paid Mr. Stanik a lump sum of $1,870,000 on February 1, 2013 and reimbursed him in the amount of $19,219 in the aggregate for certain tax and legal advice which was paid on September 27, 2012. The amounts paid for accrued vacation and tax and legal fees are included in the Summary Compensation Table on page 35 under the column "All Other Compensation."

Pursuant to the Consulting Agreement, Mr. Stanik agreed to provide consulting and operational services relating to transition matters, including assistance to his successor at the Company, for a period of two years. Mr. Stanik also agreed to extend the period during which he has agreed not to compete with the Company for the two years during which he will consult for the Company and for two additional years thereafter. In return, the Company is paying Mr. Stanik a retainer of $12,500 per month for 24 months. These payments began in August 2012 and, for 2012, are included in the Summary Compensation Table on page 35 under the column "All Other Compensation."

Prior to his retirement, Mr. Stanik received his base salary from January through July, which is included in the Summary Compensation Table on page 35 under the column "Salary." He received no incentive based cash compensation in 2012.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee's review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

  TIMOTHY G. RUPERT, CHAIRMAN
  ROBERT W. CRUICKSHANK
  JULIE S. ROBERTS

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that incorporate other Company filings, including this Proxy Statement, the foregoing Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.

Risk Management and Compensation

The Compensation Committee has reviewed the Company's management of risk as it relates to the Company's executive compensation philosophy. The Compensation Committee determined that the Company's compensation program is not reasonably likely to result in a material adverse effect on the Company. The Compensation Committee made this determination following a detailed study performed by Towers Perrin, its compensation consultant at the time. The study, which was presented to the Compensation Committee, included a process for assessing the Company's compensation programs through a risk screen and provided the consultant's assessment of the risks associated with the Company's current compensation programs. The Compensation Committee's current compensation consultant, Pay Governance, reviewed the study with the Compensation Committee in December 2012, along with changes that have occurred since the study was performed. The Compensation Committee believes, for the reasons noted below, that (1) the Company's compensation program does not encourage excessive risk-taking and (2) the Company takes reasonable steps to mitigate any risks related to compensation.

  •
  Compensation Committee Oversight:  The Compensation Committee has oversight over the short-term cash incentive plans and the 2008 Equity Incentive Plan. The Committee also has discretion to modify any awards for plans over which it has authority and the ability to recoup certain payments.

  •
  Compensation Mix:  The compensation program is an appropriate mix of cash (salary and short-term incentive awards) and equity compensation. Short-term incentive awards represent less than 25% of the compensation mix for all executives, align with the market and the Company's peers and are linked to corporate and/or business unit performance. Equity incentives are positioned at the market median and are granted annually to all executives. Long-term incentive awards are linked to stockholder returns.

  •
  Specific Plan Formulations:  The Company's incentive plans are linked to specific award formulas (with discretion granted to the Compensation Committee to modify calculated awards as it deems appropriate), have payout ceilings in place and align with market practice.

  •
  Performance Metrics:  The Company's short-term incentive plans focus on return on invested capital and operating income at both the corporate and regional business unit level and the long-term incentive plan focuses on stock price appreciation and performance relative to peers over the long-term. The Company's Chief Executive Officer thoroughly discusses corporate, business unit and individual performance with the Compensation Committee. Targeted pay levels are based upon peer, as well as industry, data.

  •
  Plan Governance:  In addition to the Compensation Committee, the senior leadership team, the finance department, the legal department, the human resources department and the business unit managers are involved in the establishment and oversight of the compensation plans.

  •
  Ownership Requirements:  The Company's stock ownership guidelines require executives to hold meaningful stock ownership, and the Corporate Governance Guidelines encourages non-employee directors to acquire and hold Company Common Stock with a threshold ownership of stock valued at $180,000, linking executives and non-employee directors' interests to the interests of stockholders.

Summary Compensation Table

The following table shows the compensation paid by the Company and its subsidiaries for the last three completed fiscal years to the Chief Executive Officer, the former Chief Executive Officer, the Chief Financial Officer, the former Executive Vice President—Europe and Asia, and the next three most highly compensated executive officers as of December 31, 2012.

Summary Compensation Table–2010, 2011 and 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Randall S. Dearth,	2012	222,708	—	265,655	235,000	40,000	N/A	6,250	769,613
President and Chief
Executive Officer(6)
John S. Stanik,	2012	320,833	—	424,877	212,440	—	72,501	167,782	1,198,433
Former President and	2011	545,113	—	291,748	128,080	247,000	64,562	17,435	1,293,938
Chief Executive Officer(7)	2010	527,909	—	354,360	118,123	372,000	44,007	16,060	1,432,459
Stevan R. Schott,	2012	265,000	—	100,005	49,999	37,500	N/A	10,000	462,504
Senior Vice President and	2011	242,500	—	77,001	33,805	81,000	N/A	13,286	447,592
Chief Financial Officer	2010	188,370	—	40,968	—	67,000	N/A	11,223	307,561
Robert P. O'Brien,	2012	356,667	—	197,999	98,998	45,000	118,327	10,000	826,991
Executive Vice	2011	298,541	—	99,060	43,487	116,000	114,820	13,475	685,383
President and Chief	2010	262,883	—	126,749	42,250	120,000	82,789	12,250	646,921
Operating Officer
C.H.S. (Kees) Majoor,	2012	—	—	—	—	—	379,942	1,181,021	1,560,963
Former Executive Vice	2011	416,375	—	36,158	15,874	—	130,300	602,802	1,201,509
President—Europe and	2010	376,669	—	41,421	13,810	116,854	94,586	34,692	678,032
Asia(8)
Richard D. Rose,	2012	269,350	—	86,200	43,096	32,000	N/A	10,000	440,646
Senior Vice President,	2011	260,700	—	67,985	29,844	89,000	N/A	13,475	461,004
General Counsel and Secretary	2010	246,000	—	95,629	31,874	100,000	N/A	10,520	484,023
Allan Singleton,	2012	236,103	—	20,004	9,998	11,029	179,070	144,713	600,917
Vice President—Asia(9)	2011	201,375	—	—	27,600	20,868	96,301	68,267	414,411
	2010	129,854	—	—	—	39,780	101,709	14,027	285,370

(1)
The amounts included in this column reflect the aggregate grant date fair value of the time-vested restricted stock awards and performance-based restricted stock unit awards granted to each of the named executive officers in the fiscal years noted, calculated in accordance with ASC Topic 718. Please refer to Note 10, Note 10 and Note 12 to the Company's Consolidated Financial Statements in the Company's Form 10-K for 2010, 2011 and 2012, respectively, for the related assumptions pertaining to the Company's calculations. The values included in this column for the performance-based restricted stock unit award for 2010 and the TSR performance stock awards for 2011 and 2012 reflect the payout of such awards at target. For the Return on Capital (ROC) awards, the fair value is expensed on a straight-line basis over the performance period when it is probable that the performance condition will be achieved. No expense was recognized in 2011 or 2012 for the ROC awards as it was not considered probable that the performance condition would be achieved. Assuming the achievement of the highest level of performance conditions for these awards, the value of the awards at the grant date would be as follows: Dearth: $0 for 2012; Stanik: $849,764 for 2012,

  $583,506 for 2011, and $377,983 for 2010; Schott: $200,019 for 2012, $153,993 for 2011, and $0 for 2010; O'Brien: $395,980 for 2012, $198,119 for 2011, and $135,190 for 2010; Majoor: $0 for 2012, $72,296 for 2011, and $44,181 for 2010; Rose: $172,394 for 2012, $135,977 for 2011, and $102,004 for 2010; and Singleton: $40,009 for 2012, $0 for 2011, and $0 for 2010.

(2)
The amounts included in this column reflect the aggregate grant date fair value of option awards granted to each of the named executive officers in the fiscal years noted, calculated in accordance with ASC Topic 718. Please refer to Note 10, Note 10 and Note 12 to the Company's Consolidated Financial Statements in the Company's Form 10-K for 2010, 2011 and 2012, respectively, for the related assumptions pertaining to the Company's calculations.

(3)
The amounts included in this column relate to short-term cash incentive awards earned by the named executive officers in the fiscal years noted and paid under the Company's short-term incentive plan.

(4)
Mr. Stanik received annuity payments from the Calgon Carbon Corporation Retirement Plan for Salaried Employees. This amount is specifically reflected in the "Payments During Last Fiscal Year" column of the Pension Benefits table on page 43 of this Proxy Statement.

(5)
The amounts included in this column include: (i) for Mr. Dearth, 401(k) Company contributions of $6,250 in 2012; (ii) for Mr. Stanik, 401(k) Company contributions of $10,000 in 2012, $2,025 for club dues, $19,219 reimbursement for tax and legal advice relating to the Separation Agreement described in Compensation Discussion and Analysis under the heading "Compensation of Former Executives—Mr. Stanik" on page 32 of this Proxy Statement, $12,500 per month consulting fee commencing on August 1, 2012 in accordance with the Consulting Agreement described in Compensation Discussion and Analysis under the heading "Compensation of Former Executives—Mr. Stanik" on page 32 of this Proxy Statement, and $74,038 representing accrued but unpaid vacation less deductions and taxes for 2012 and 2013 paid to Mr. Stanik in accordance with the Separation Agreement; (iii) for Mr. Schott, 401(k) Company contributions of $10,000 in 2012; (iv) for Mr. O'Brien, 401(k) Company contributions of $10,000 in 2012; (v) for Mr. Majoor, $1,181,021 in connection with his separation from the Company in 2012; (vi) for Mr. Rose, 401(k) Company contributions of $10,000 in 2012; and (vii) for Mr. Singleton, $44,329 for automobile expenses and car allowance, $82,102 in living expenses, utilities and personal travel, and $18,282 for life insurance and health care premiums in 2012.

(6)
The amount in the "Salary" column for Mr. Dearth in 2012 consists of his salary as President and Chief Executive Officer from August 1, 2012 through December 31, 2012 and $14,375 paid to him as Director's compensation, which was earned prior to his appointment as Chief Executive Officer. This amount is exclusive of $37,500 and $5,625 (which represented an unearned amount of the annual and Audit Committee Member retainers, respectively), which Mr. Dearth returned to the Company in July 2012, as a result of him becoming an employee Director. The amount in the "Stock Awards" column for Mr. Dearth for 2012 consists of (i) 4,283 shares of restricted stock awarded to him as a Director prior to him becoming President and Chief Executive Officer, and (ii) 15,000 shares of restricted stock granted to Mr. Dearth upon becoming President and Chief Executive Officer of the Company. Mr. Dearth holds an aggregate of 764 phantom stock units, which were granted to him while he was a non-employee Director.

(7)
Mr. Stanik retired on July 31, 2012. The amount in the "Salary" column for Mr. Stanik for 2012 includes annual compensation prorated through July 31, 2012. Pursuant to the Separation Agreement, (i) all performance-based restricted stock was forfeited and he was fully vested in 24,689 shares, in the aggregate, of restricted stock previously granted to him, of which 10,024 shares were sold to pay withholding taxes and (ii) all unvested stock options granted in 2011 and 2012 were forfeited.

(8)
Mr. Majoor left the Company on January 6, 2012. Mr. Majoor's compensation is converted from Euros to U.S. Dollars at the average annual exchange rate for 2010, 2011 and 2012, except with respect to the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings" which is calculated based on an exchange rate at December 31st of the applicable year.

(9)
Except with respect to the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings," Mr. Singleton's compensation is converted from British pounds to U.S. Dollars at the average annual exchange rates for 2010. Except with respect to the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings," Mr. Singleton's compensation is converted from British pounds to U.S. Dollars for the months of January through September 2011 at the average annual exchange rate for 2011. Except with respect to the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings," Mr. Singleton's compensation from October through December 2011 is converted from Singapore Dollars to U.S. Dollars at the average annual exchange rate for 2011 to account for his relocation to Singapore. Except with respect to the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings," Mr. Singleton's compensation for 2012 is converted from Singapore Dollars to U.S. Dollars at the average annual exchange rate for 2012. The column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings" is converted from British pounds to U.S. Dollars based on an exchange rate at December 31st of the applicable year.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers during 2012.

Grants of Plan-Based Awards In 2012

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
												Grant Date Fair Value of Stock Options and Stock Awards ($)(5)
									All Other Option Awards: Number of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price at Grant Date ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randall Dearth	4/30/12	—	—	—	—	—	—	4,283	—	—	13.84	60,005
	8/01/12	192,500	385,000	673,750	—	—	—	15,000	50,000	13.71	13.34	440,650
John Stanik(6)	3/02/12	—	—	—	14,135	28,269	56,538	14,224	39,268	14.935	14.76	637,317
Stevan Schott	3/02/12	56,250	112,500	196,875	3,327	6,654	13,308	3,348	9,242	14.935	14.76	150,004
Robert O'Brien	3/02/12	69,750	139,500	244,125	6,587	13,173	26,346	6,629	18,299	14.935	14.76	296,996
Kees Majoor(7)	—	—	—	—	—	—	—	—	—	—	—	—
Richard Rose	3/02/12	53,040	106,080	185,640	2,868	5,735	11,470	2,886	7,966	14.935	14.76	129,296
Allan Singleton	3/02/12	14,973	59,893	89,839	666	1,331	2,662	670	1,848	14.935	14.76	30,002

(1)
The amounts reported in these columns reflect the short-term cash incentive awards that were granted to the named executive officers in 2012 under the Company's short-term incentive plan. The amounts presented in these columns reflect the amounts that could have been earned during 2012 based upon the level of achievement specified for the underlying performance conditions. Actual short-term cash incentive awards earned for 2012 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The amounts reported in these columns reflect the performance-based restricted stock unit awards that were granted to the named executive officers in 2012 under the Company's 2008 Equity Incentive Plan. The amounts presented in these columns reflect the number of shares of our capital stock that could be earned over the course of the applicable performance period based upon the level of achievement specified with respect to the performance goals underlying such award.

(3)
This column reflects the number of shares of time-vested restricted stock that were granted to the named executive officers in 2012 under the Company's 2008 Equity Incentive Plan.

(4)
These options were granted to the named executive officers in 2012 under the Company's 2008 Equity Incentive Plan. The exercise price of the option awards was calculated based on the average of the high and low prices of the Company's Common Stock on the NYSE on the date of grant.

(5)
The full grant date fair value was computed in accordance with ASC Topic 718 for each of the awards included in this table. Please refer to Note 12 to the Company's Consolidated Financial Statements of its 2012 Form 10-K for the related assumptions pertaining to the Company's calculations in accordance with ASC Topic 718. The values included in this column for the TSR performance stock award for 2012 reflect the payout of such awards at target. For the Return on Capital (ROC) awards, the fair value is expensed on a straight-line basis over the performance period when it is probable that the performance condition will be achieved. No expense was recognized in 2012 for the ROC awards as it was not considered probable that the performance condition would be achieved.

(6)
Mr. Stanik retired on July 31, 2012. Pursuant to the Separation Agreement described in Compensation Discussion and Analysis under the heading "Compensation of Former Executives—Mr. Stanik" on page 32 of this Proxy Statement, the restricted stock awards included in this table vested and the stock options included in this table were forfeited.

(7)
Mr. Majoor is no longer employed by the Company. Pursuant to that certain Termination Agreement described in Compensation Discussion and Analysis under the heading "Compensation of Former Executives—Mr. Majoor" on page 32 of this Proxy Statement, the non-equity awards are not payable and the equity awards included in this table are no longer exercisable.

The following information relates to both the Summary Compensation Table and the Grants of Plan-Based Awards Table set forth above.

The material terms related to the "Non-Equity Incentive Plan Compensation" set forth in the Summary Compensation Table and the "Estimated Future Payments Under Non-Equity Incentive Plan Awards" in the Grants of Plan-Based Awards Table are described in Compensation Discussion and Analysis under the heading "Performance-Based Short-Term Cash Incentive Compensation."

The "Stock Awards" column in the Summary Compensation Table and the "All Other Stock Awards" column of the Grants of Plan-Based Awards Table contain information with respect to the time-vesting restricted stock granted to named executive officers in 2010, 2011 and 2012, as applicable. Grants of time-vesting restricted stock vest in equal increments over three years. Dividends which are paid on Common Stock of the Company are paid on the time-vesting restricted stock and held in escrow with the shares. Please see "Time-Vesting Restricted Stock" included in the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding the material terms of the time-vested restricted stock awards.

The "Stock Awards" column of the Summary Compensation Table and the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns of the Grants of Plan-Based Awards Table contain information with respect to the restricted performance stock units granted by the Company to the named executive officers in 2010, 2011 and 2012, as applicable. Restricted performance stock units vest as described in Compensation Discussion and Analysis, under the heading "Restricted Performance Stock Units." These grants were made in units and not actual shares, and thus no dividends accrue on the units until the units vest and the shares are actually issued. Please see "Restricted Performance Stock Units" included in the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding the material terms of the performance vested restricted stock unit awards.

The "Option Awards" column of the Summary Compensation Table and the "All Other Option Awards" column of the Grants of Plan-Based Awards Table contain information with respect to stock options that were granted to the named executive officers in 2010, 2011 and 2012, as applicable. Stock options vest in equal one-half increments over the two-year period following the grant. Stock options expire either seven or ten years following the date of the grant. Options are granted at fair market value upon the date of the grant. Please see "Stock Options" included in the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding the material terms of the option awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards to the named executive officers as of December 31, 2012.

Outstanding Equity Awards At Fiscal Year End 2012

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)(5)
Randall Dearth	—	50,000	(1)	—	13.71	08/01/19	22,578	320,156	—	—
	2,000	—		—	13.09	11/07/17
John Stanik(7)	11,707			—	13.89	03/01/18
	16,406			—	15.91	03/04/20
	19,802	—		—	14.71	03/04/19
	22,663	—		—	17.74	02/28/18
	15,853	—		—	8.37	03/30/17
	29,174	—		—	7.92	03/27/16
	29,424	—		—	8.79	02/03/15
Stevan Schott	—	9,242	(2)	—	14.935	03/02/19	6,055	85,860	23,924	339,242
	3,090	3,090	(3)	—	13.89	03/01/18
Robert O'Brien	—	18,299	(2)	—	14.935	03/02/19	10,246	145,288	45,316	642,581
	3,975	3,975	(3)	—	13.89	03/01/18
	5,868	—		—	15.91	03/04/20
	5,800	—		—	14.71	03/04/19
	5,300	—		—	17.74	02/28/18
	6,100	—		—	8.37	03/30/17
	9,200	—		—	7.92	03/27/16
	5,200	—		—	8.79	02/03/15
	14,204	—		—	7.035	02/04/14
Kees Majoor	—	—		—	—	—	—	—	—	—
Richard Rose	—	7,966	(2)	—	14.935	03/02/19	5,452	77,309	24,852	352,401
	2,728	2,728	(3)	—	13.89	03/01/18
	4,427	—		—	15.91	03/04/20
	1,820	—		—	16.10	09/14/19

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)(5)
Allan Singleton	—	1,848	(2)	—	14.935	03/02/19	670	9,501	2,662	37,747
	2,889	2,889	(3)	—	13.89	03/01/18
	4,850	—		—	15.91	03/04/20
	5,000	—		—	14.71	03/04/19
	4,250	—		—	17.74	02/28/18
	4,775	—		—	8.37	03/31/17
	4,400	—		—	4.28	09/19/16

(1)
These option awards vest in two equal installments on August 1, 2013 and August 1, 2014.

(2)
These option awards vest in two equal installments on March 2, 2013 and March 2, 2014.

(3)
These option awards vested on March 1, 2013.

(4)
The following shares vest for each on March 1, 2013 and 2014: Mr. Schott 924 and 924; Mr. O'Brien 1,188 and 1,189; and Mr. Rose 815 and 816. The following shares vest for each on March 4, 2013: Mr. Schott 859; Mr. O'Brien 1,240; and Mr. Rose 935. The following shares vest for each on March 2, 2013, 2014, and 2015: Mr. Schott 1,116, 1,116, and 1,116; Mr. O'Brien 2,210, 2,209, and 2,210; Mr. Rose 962, 962, and 962; and Mr. Singleton 223, 224, and 223. On April 23, 2013, 954 shares vest for Mr. Dearth. The following shares vest for Mr. Dearth on April 30 of 2013, 2014 and 2015, respectively: 2,599; 2,597 and 1,428. On August 1, 2015, 15,000 shares vest for Mr. Dearth.

(5)
These values were calculated using the closing market price of the Company's Common Stock on December 31, 2012 ($14.18).

(6)
These units vest subject to the satisfaction of performance goals underlying such awards at the end of a three-year performance period as follows for December 31, 2013, 2014 and 2015, respectively: Mr. Schott 0, 10,616, and 13,308; Mr. O'Brien 5,312, 13,658, and 26,346; Mr. Rose 4,008, 9,374, and 5,735; and Mr. Singleton 0, 0, and 2,662. The number of units reported in this column are based on achieving maximum performance goals with respect to such awards.

(7)
Mr. Stanik retired on July 31, 2012, and under the terms of the Separation Agreement described in Compensation Discussion and Analysis under the heading "Compensation of Former Executives—Mr. Stanik" on page 32 of this Proxy Statement, all unvested 2011 and 2012 Stock Options were forfeited. The securities represented herein represent vested non-statutory stock options which remain exercisable until July 31, 2013.

Option Exercises and Stock Vested in 2012

The following table sets forth certain information with respect to stock options exercised by, and stock awards vested for, named executive officers during 2012.

Option Exercises And Stock Vested In 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Randall Dearth	—	—	2,123	29,610
John Stanik	190,183	1,271,328	42,761	615,506
Stevan Schott	—	—	2,582	38,766
Robert O'Brien	19,723	170,209	4,842	72,688
Kees Majoor	—	—	—	—
Richard Rose	—	—	3,806	56,250
Allan Singleton	—	—	—	—

(1)
These values represent the aggregate dollar amount realized upon exercise, calculated by multiplying the number of options that were exercised by the difference between the market price of the underlying shares at exercise and the exercise price of the options. At each named executive officer's option, upon vesting, shares may be sold to satisfy applicable United States tax withholding requirements.

(2)
These values represent the aggregate dollar amount realized upon vesting, calculated by multiplying the number of shares of stock that vested by the market value of the shares on the vesting date. At each named executive officer's option, upon vesting, shares may be withheld to satisfy applicable United States tax withholding requirements.

Pension Benefits

All persons, including named executive officers, who were salaried employees prior to July 1, 2005, and who are United States employees, are participants in the Calgon Carbon Corporation Retirement Plan for Salaried Employees (the "Pension Plan"), a defined benefit plan.

The Pension Plan provides for annual benefits following normal retirement at age sixty-five equal to 1.05% of the participant's final average compensation (highest five consecutive years in the ten-year period immediately preceding retirement or termination) multiplied by the participant's credited service (up to thirty-five years); plus 0.50% of the excess, if any, of the participant's final average compensation in excess of the participant's covered compensation (as defined in IRS regulations) multiplied by the participant's credited service (up to thirty-five years). In calculating Mr. O'Brien's benefit under the Pension Plan, prior service with Merck & Co. is included in the calculation of the gross pension benefit. The pension benefit payable to Mr. O'Brien from the Pension Plan is his gross pension benefit under the Pension Plan including prior service with Merck & Co., less the benefit payable from the Merck & Co. pension plan.

For purposes of the Pension Plan, "compensation" includes base compensation, special awards, commissions, bonuses and incentive pay.

The Pension Plan provides for early retirement, provided that the participant has attained the age of fifty-five and has completed at least fifteen years of continuous participation under the Pension Plan. Early retirement benefits are the retirement income that would be applicable at normal retirement, reduced by 0.25% for each month benefits begin prior to the participant's attainment of age sixty-two. Mr. O'Brien is the only named executive officer currently eligible for early retirement under the Pension Plan. Individuals who terminate employment prior to age fifty-five, but have fifteen years of continuous participation upon termination, are eligible to receive benefits under the Pension Plan as early as age fifty-five, but the benefit payable is actuarially reduced from age sixty-five. The normal form of payment under the plan is a straight life annuity although a lump sum option is available at any time that the plan is not underfunded.

Effective January 1, 2006, active participants in the Pension Plan were permitted a one-time opportunity to elect whether future retirement benefits would continue to be earned under the Pension Plan, in which case a participant would continue to also receive a matching contribution of 25% of the first 4% of base pay contributed by the participant under the Company's Thrift/Savings Plan, a 401(k) defined contribution plan, or instead to elect to cease future accrual of benefits in the Pension Plan and to participate under the new retirement savings program of the Company's Thrift/Savings Plan. Effective January 1, 2007, all remaining Pension Plan participants were required to convert to the new retirement savings program for future accrual of retirement benefits (and no further benefits will accrue to them under the Pension Plan). Participants in the 401(k) plan receive a Company match of 50% on the first 2% of total pay contributed by the participant, plus a 3% fixed quarterly Company contribution (3% of total pay) and an annual discretionary Company contribution (from 0% to 4% of total pay based on the performance of the Company). Discretionary annual contributions made by the Company vest to participants after two years of service.

Mr. Majoor was not a United States based employee and thus instead participated in the Group Insurance Rules for the Benefit of Salaried Employees of Chemviron Carbon in Belgium (the "Belgium Plan"), a defined benefit plan, prior to his termination.

For purposes of the Belgium Plan, "salary" is 13.85 multiplied by the January 1 monthly base salary. Additionally, pursuant to an agreement with the Company, Mr. Majoor received credit for additional years of service in the calculation of his annual benefit, calculated by multiplying eight years of service by a ratio equal to actual service with Chemviron Carbon at the time of termination, including his notice period of 29 months, divided by an assumed service with Chemviron Carbon at age sixty-five.

The Belgium Plan provides for early retirement at age sixty. Benefits payable upon early retirement are actuarially reduced from age sixty-five. The normal form of payment under the plan is a straight life annuity although a lump sum option is available. Mr. Majoor (prior to his termination) was required to contribute into the Belgium Plan an amount equal to 1.25% of his annual salary up to the social security pension ceiling plus 4% of annual salary in excess of the social security pension ceiling.

Mr. Singleton is not a United States based employee and thus instead participates in the UK Sutcliffe Speakman Pension Plan (the "Speakman Plan"), a defined benefit plan. The Speakman Plan provides for an annual benefit following normal retirement at age sixty equal to 1/60th of final pensionable salary with executive members accruing benefits according to a scale which provides 2/3rds of pensionable salary after 30 years of service. The Speakman Plan provides for an unreduced pension at age 60 for executive members. Effective December 31, 2010, no future accruals are granted under the Speakman Plan.

The following table shows years of credited service and present value of accumulated benefit as of December 31, 2012 payable by the Company, and payments made by the Company during the last fiscal year for each named executive officer.

Pension Benefits As of December 31, 2012

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit (US$)(2)	Payments During Last Fiscal Year ($)
Randall Dearth(3)	Not applicable	—	—	—
John Stanik(4)	Calgon Carbon Corporation Retirement Plan for Salaried Employees	15.50	$554,435	$5,950
Stevan Schott(3)	Not applicable	—	—	—
Robert O'Brien	Calgon Carbon Corporation Retirement Plan for Salaried Employees	33.00	$1,100,001	$0
Kees Majoor(4)	Group Insurance Rules for the Benefit of Salaried Employees of Chemviron Carbon in Belgium	21.41	$1,215,955	$0
Richard Rose(3)	Not applicable	—	—	—
Allan Singleton	UK Sutcliffe Speakman Pension Plan	17.50	$1,249,932	$0

(1)
For Messrs. Stanik, O'Brien and Singleton, the credited service shown is the service used to calculate their frozen pension benefit. Each continues to earn service for vesting and eligibility purposes as long as they are employed by the Company. For Mr. Majoor, this represents the amount of service used to calculate his Belgium pension.

(2)
The calculation of present value of accumulated benefit assumes the following:

•
Retirement at age 62 for Messrs. Stanik and O'Brien; at age 65 for Mr. Majoor; and at age 60 for Mr. Singleton.

•
Interest rate of 3.95% (4.75% for Mr. Singleton and 3% for Mr. Majoor).

•
Post retirement annuities based on RP-2000 Whitecollar Mortality Projected to 2015 (gender distinct) for Messrs. Stanik and O'Brien. Standard PCXA00 mortality table for males projected for the medium cohort based on the member's year of birth with minimum improvements of 1.25% per year for Mr. Singleton.

•
Post retirement lump sums based on IRS Prescribed Mortality for Messrs. Stanik and O'Brien and the MR table for Mr. Majoor.

•
Percent electing lump sum: 80% for Messrs. Stanik and O'Brien and 100% for Messrs. Majoor and Singleton.

•
For Mr. Singleton, 3.1% RPI Inflation and 2.4% CPI.

•
An exchange rate of 1 euro equal to 1.3204 U.S. dollar was applied to the amount shown for Mr. Majoor. An exchange rate of 1 British pound to 1.6167 U.S. dollar was applied to the amount shown for Mr. Singleton.

(3)
Messrs. Dearth, Schott and Rose do not participate in the Calgon Carbon Corporation Retirement Plan for Salaried Employees because they were hired after July 1, 2005.

(4)
Mr. Stanik retired on July 31, 2012 and Mr. Majoor's employment was terminated on January 6, 2012.

Potential Payments Upon Termination or Change In Control

For 2012, each of the named executive officers of the Company had employment agreements with the Company. The agreements provided for a base salary, participation in bonus and other compensation programs as determined by the Company, indemnification against liabilities arising out of their service in certain capacities, and executive risk liability insurance coverage. The agreements generally provided for continued employment of the executives until termination by the Company with or without cause or voluntary termination by the named executive officer with or without good reason.

The tables below reflect the amount of compensation which would be paid to each of the named executive officers of the Company in the event of termination of such executive's employment, with the exception of John S. Stanik and C.H.S. (Kees) Majoor, as they are no longer employed by the Company. Mr. Stanik retired, effective July 31, 2012, and he was paid benefits required by that certain Confidential Separation Agreement and Release between Mr. Stanik and the Company. See "Executive and Director Compensation—Compensation of Former Executives—Mr. Stanik" for additional details. Mr. Majoor's employment agreement was terminated effective January 6, 2012 and he was paid benefits required by his employment agreement. See "Executive and Director Compensation—Compensation of Former Executives—Mr. Majoor" for additional details.

The tables show the amount of compensation payable to each named executive officer upon termination by the Company for "cause" (as defined in the applicable employment agreement), voluntary termination by the executive without "good reason" (as defined in the applicable employment agreement, and generally including constructive termination), death, disability, retirement, involuntary termination by the Company without cause or voluntary termination by the executive for good reason, and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2012 and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive's separation from the Company.

Employment Agreement Terms—Dearth, Schott, O'Brien and Rose

The following paragraphs summarize the general terms of the employment agreements that were in place for Messrs. Dearth, Schott, O'Brien and Rose for 2012. Regardless of whether the termination of the named executive officer's employment is by the Company for cause or without cause, by the named executive officer with or without good reason, or due to death or disability, the executive is generally entitled to receive amounts earned during the term of his employment, including (i) base salary, vacation and other cash entitlements accrued through the date of termination, to be paid to the executive in a lump sum of cash on the next regularly scheduled payroll date that is at least ten (10) days from the date of termination (to the extent theretofore unpaid); (ii) to the extent permitted by the applicable deferred compensation plan and any elections filed by the executive under such plan, the amount of any compensation previously deferred by the executive, paid in a lump sum of cash on the next regularly scheduled payroll date that is at least ten (10) days from the date of termination (to the extent theretofore unpaid); and (iii) amounts that are vested benefits or that the executive is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, the Company at or subsequent to the date of termination, payable in accordance with such plan, policy, practice or program or contract or agreement. Collectively, these are referred to as "Accrued Obligations."

In the case of a termination by the Company for cause, or a voluntary termination by the named executive officer without good reason, or death or disability of the executive, the executive (or his estate or beneficiaries in the case of death) would be entitled to no further compensation other than the Accrued Obligations.

In the case of an executive retiring, the executive would receive his Accrued Obligations. With respect to time-based restricted stock and restricted performance stock units, the executive would be vested in a prorated number of unvested restricted shares or units held by the executive at the date of retirement.

In the case of the termination of the employment of the named executive by the Company without cause or the resignation by the executive with good reason, the executive will be entitled to (i) the Accrued Obligations and (ii) (A) the executive's base salary, based upon the salary the executive earned at the time of his termination, payable for the Severance Period for said executive (where Messrs. Schott's, O'Brien's and Rose's Severance Period is eighteen (18) months and Mr. Dearth's Severance Period is twenty-four (24) months), and (B) for Messrs. Schott, O'Brien and Rose, one and a half (1.5) times the Bonus Amount (defined below) and, for Mr. Dearth, two (2) times the Bonus Amount (defined below), all of which is payable in a lump sum upon the date, which is the first day following the six (6) month anniversary of the date of termination. In addition, the executive's applicable health and welfare benefits will be continued for a period equal to the Severance Period or, if shorter, until the executive is reemployed and provided at least equivalent benefits by his next employer. The executive will not receive any additional stock or option grants. With respect to all equity plans of the Company, no further vesting will occur. The "Bonus Amount" is the current "target" amount of any cash bonus or short-term cash incentive plan in effect for the year of termination.

Additional Benefits Upon Termination

In addition to the benefits discussed above, each named executive officer has certain entitlements with respect to the various forms of equity awards that such executive may have earned over the course of his employment.

If the employment of the named executive officer (who may not be a Disabled Participant, as defined in the 2008 Equity Incentive Plan) is voluntarily terminated with the consent of the Company, any then-outstanding incentive stock option held by such executive shall be exercisable by the executive (but only to the extent exercisable by the executive immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period.

If the employment of the executive (who may not be a Disabled Participant, as defined in the 2008 Equity Incentive Plan) is voluntarily terminated with the consent of the Company, any then-outstanding nonstatutory stock option or stock appreciation right held by such executive shall be exercisable by the executive (but only to the extent exercisable by the executive immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period.

If the executive is a Disabled Participant (as defined in the 2008 Equity Incentive Plan) and his employment is voluntarily terminated with the consent of the Company, or the executive retires at normal retirement age under any retirement plan of the Company, any then-outstanding stock option or stock appreciation right held by such executive shall be exercisable in full (whether or not so exercisable by the executive immediately prior to the termination of employment) by the executive at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period.

If an executive's employment is terminated by reason of the executive's death, the executive's estate will be permitted to exercise any outstanding stock options or stock appreciation rights held by such executive (whether or not exercisable on the date of death) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period.

Generally, if the employment or engagement of an executive terminates for any reason other than voluntary termination with the consent of the Company, retirement under any retirement plan of the Company or death, all outstanding stock options and stock appreciation rights held by the executive at the time of such termination of employment shall automatically terminate. Whether termination is a voluntary termination with the consent of the Company and whether retirement is at a normal age is determined as provided in the Company's 2008 Equity Incentive Plan.

All restrictions on such executive's time-based restricted stock will lapse and, with respect to restricted performance stock units granted to executives in 2010, 2011 and 2012, if the performance conditions contained in the agreement granting such restricted performance stock units are met after such executive's death, the executive's estate would be entitled to receive a number of shares equal to the total share units granted under the agreement, multiplied by the number of full months such executive was employed from January 1 in the year of the grant until the death of the executive, divided by thirty-six.

In the case of disability of an executive in accordance with the definition contained in the executive's employment agreement, in addition to the Accrued Obligations, the executive's estate would be entitled to receive a number of shares related to restricted performance stock units using the same calculation as would be used in the case of the executive's death. There would be no acceleration of vesting of stock options or time-based restricted stock in the case of disability.

Payments Upon Change of Control

If, after a Change of Control, as defined in the executive's employment agreement, an executive's employment is terminated by the Company (other than termination by the Company for cause or by reason of death or disability and subject to certain time limitations) or the executive terminates his employment in certain circumstances which constitute good reason (as defined in the employment agreements and subject to certain time limitations) the executive will be entitled to the following benefits: In lieu of the normal severance benefits described above, the executive will be entitled to a lump sum equal to: (i) two (2) years (three (3) years for the Chief Executive Officer) of the executive's base salary; plus (ii) two (2) times (three (3) times for the Chief Executive Officer) the Bonus Amount as defined above; and (iii) the matching contributions that would have been credited to the executive under the Company's 401(k) plan for the two (2) years (three (3) years for the Chief Executive Officer) following the effective date of termination of the executive's employment. No executive is entitled to a benefit if he terminates his employment other than for "good reason" during a period of ninety (90) days after the first anniversary of the Change of Control.

After a Change of Control, the executive will also be entitled to exercise all stock options and stock appreciation rights and be fully vested in all restricted stock, stock units, and similar stock-based or incentive awards previously granted to the executive regardless of any deferred vesting or deferred exercise provisions of such arrangements.

Material Conditions to Receipt of Payments or Benefits

In order to receive the benefits described above, the named executive officers agree in the employment agreements to be bound by standard provisions concerning use of confidential information and non-compete provisions after termination of employment. In particular, the executive agrees that he will not compete with the Company during the period in which he is receiving severance or for a period of two (2) years after the termination of employment, whichever is longer. The named executive officers further agree that all confidential information, as specified in such officers' respective employment agreements, shall be kept secret and shall not be disclosed or made available to anyone outside of the Company at any time, either during his employment with the Company, or subsequent to termination thereof for any reason.

Employment Agreement of Mr. Singleton

Mr. Singleton also has an employment agreement, which is different from the Agreements for the U.S.-based employees. His agreement was entered into on September 21, 2011 and is effective until September 30, 2014, but his employment may be terminated by either party prior to that date. There is no provision for severance payments to Mr. Singleton; however, if Mr. Singleton's employment is terminated by the Company without cause, the Company must provide Mr. Singleton with 12 weeks' notice under applicable law and, pursuant to his agreement, the Company must pay certain expenses in connection with Mr. Singleton's relocation to the United Kingdom.

Randall Dearth

The following table shows the potential payments upon termination of employment prior to and after a Change of Control of the Company for Randall Dearth.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	—	$700,000	$1,050,000
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	$24,080	$24,080	$24,080	—	$24,080
Time-Based Restricted Stock(2)	—	—	$320,156	—	$80,039	—	$320,156
Performance-Based Restricted Stock Units(3)	—	—	—	—	—	—	—
Other Benefits
Savings Plan Enhancement(4)	—	—	—	—	—	—	$28,125
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Health and Welfare Benefits	—	—	—	—	—	$10,531	$15,797
Life Insurance(5)	—	—	$500,000	—	—	$952	$1,428

Total	$0	$0	$844,236	$24,080	$104,119	$711,483	$1,439,586

(1)
Reflects the excess of the fair market value of the underlying shares as of December 31, 2012 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)
Reflects the fair market value as of December 31, 2012 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)
Mr. Dearth did not have any performance-based restricted stock units as of December 31, 2012.

(4)
The value shown for the Savings Plan Enhancement equals the change to the 1% company match, 3% automatic and 0.50% performance-based contributions for either 24 or 36 months depending on type of termination after change in control. The 0.50% performance-based contribution is based on the average of the performance-based contributions paid for 2010, 2011 and 2012. All Savings Plan Enhancement calculations are based on earnings up to the 2012 IRS Code Section 401(a)(17) pay limit of $250,000.

(5)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Stevan Schott

The following table shows the potential payments upon termination of employment prior to and after a Change of Control of the Company for Stevan Schott.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	—	$564,000	$752,000
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	—	—	—	—	—
Time-Based Restricted Stock(2)	—	—	$44,743	—	$22,784	—	$44,743
Performance-Based Restricted Stock Units(2)	—	—	$45,900	$45,900	$45,900	—	$188,707
Other Benefits
Savings Plan Enhancement(3)	—	—	—	—	—	—	$22,500
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Health and Welfare Benefits	—	—	—	—	—	$19,789	$26,385
Life Insurance(4)	—	—	$280,000	—	—	$858	$1,145

Total	$0	$0	$370,643	$45,900	$68,684	$584,647	$1,035,480

(1)
As of December 31, 2012, the fair market value of the underlying shares did not exceed the exercise price of any of Mr. Schott's unvested options.

(2)
Reflects the fair market value as of December 31, 2012 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)
The value shown for the Savings Plan Enhancement equals the change to the 1% company match, 3% automatic and 0.50% performance-based contributions for either 18 or 24 months depending on type of termination after change in control. The 0.50% performance-based contribution is based on the average of the performance-based contributions paid for 2010, 2011 and 2012. All Savings Plan Enhancement calculations are based on earnings up to the 2012 IRS Code Section 401(a)(17) pay limit of $250,000.

(4)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Robert O'Brien

The following table shows the potential payments upon termination of employment prior to and after Change of Control of the Company for Robert O'Brien.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	—	$739,500	$986,000
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	—	—	—	—	—
Time-Based Restricted Stock(2)	—	—	$79,521	—	$37,546	—	$79,521
Performance-Based Restricted Stock Units(2)	—	—	$90,869	$90,869	$90,869	—	$373,586
Other Benefits
Savings Plan Enhancement(3)	—	—	—	—	—	—	$22,500
Pension Plan(4)	$1,049,175	$1,049,175	$481,624	$979,213	$1,049,175	$1,049,175	$1,049,175
Health and Welfare Benefits	—	—	—	—	—	$17,079	$22,772
Life Insurance(5)	—	—	$366,000	—	—	$1,064	$1,418

Total	$1,049,175	$1,049,175	$1,018,014	$1,070,082	$1,177,590	$1,806,818	$2,534,972

(1)
As of December 31, 2012, the fair market value of the underlying shares did not exceed the exercise price of any of Mr. O'Brien's unvested options.

(2)
Reflects the fair market value as of December 31, 2012 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)
The value shown for the Savings Plan Enhancement equals the change to the 1% company match, 3% automatic and 0.50% performance-based contributions for either 18 or 24 months depending on type of termination after change in control. The 0.50% performance-based contribution is based on the average of the performance-based contributions paid for 2010, 2011 and 2012. All Savings Plan Enhancement calculations are based on earnings up to the 2012 IRS Code Section 401(a)(17) pay limit of $250,000.

(4)
The present value calculated for the Pension Plan was determined using the following assumptions:

•
Estimated lump sums based on required mortality specified in Revenue Ruling 2008-85 for 2012 distributions and segment rates of 1.99%, 4.47%, and 5.26%.
•
Immediate lump sum payment was assumed. The appropriate early retirement deductions were applied in the calculation of the estimated lump sum payment.
•
The monthly accrued benefit as of December 31, 2012 is the amount payable at age 65 as a single life annuity.
•
For the disability scenario, it is assumed that Mr. O'Brien will continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.
•
Mr. O'Brien is assumed to be married with a spouse of the same age.
•
Death benefits are assumed paid to his surviving spouse and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(5)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Richard Rose

The following table shows the potential payments upon termination of employment prior to and after Change of Control of the Company for Richard Rose.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	—	$561,900	$749,200
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	—	—	—	—	—
Time-Based Restricted Stock(2)	—	—	$38,839	—	$19,866	—	$38,839
Performance-Based Restricted Stock Units(2)	—	—	$39,561	$39,561	$39,561	—	$162,645
Other Benefits
Savings Plan Enhancement(3)	—	—	—	—	—	—	$22,500
Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Health and Welfare Benefits	—	—	—	—	—	$18,956	$25,275
Life Insurance(4)	—	—	$273,500	—	—	$910	$1,213

Total	$0	$0	$351,900	$39,561	$59,427	$581,766	$999,672

(1)
As of December 31, 2012, the fair market value of the underlying shares did not exceed the exercise price of any of Mr. Rose's unvested options.

(2)
Reflects the fair market value as of December 31, 2012 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)
The value shown for the Savings Plan Enhancement equals the change to the 1% company match, 3% automatic and 0.50% performance-based contributions for either 18 or 24 months depending on type of termination after change in control. The 0.50% performance-based contribution is based on the average of the performance-based contributions paid for 2010, 2011 and 2012. All Savings Plan Enhancement calculations are based on earnings up to the 2012 IRS Code Section 401(a)(17) pay limit of $250,000.

(4)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Allan Singleton

The following table shows the potential payments upon termination of employment prior to and after Change of Control of the Company for Allan Singleton.

Executive Benefit and Payments Upon Separation	For Cause Termination	Voluntary Termination	Death	Disability	Retirement	Involuntary Not For Cause or Employee for Good Reason Termination	Involuntary Not for Cause or Employee for Good Reason Termination (After Change of Control)
Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation(1)	—	—	—	—	—	—	—
Long Term Incentive Compensation:
Stock Options (Unvested)(2)	—	—	—	—	—	—	—
Time-Based Restricted Stock(3)	—	—	$9,501	—	$3,563	—	$9,501
Performance-Based Restricted Stock Units(3)	—	—	$9,181	$9,181	$9,181	—	$37,747
Other Benefits
Savings Plan Enhancement	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Pension Plan(4)	$1,249,932	$1,249,932	$725,452	$1,249,932	$1,249,932	$1,249,932	$1,249,932
Health and Welfare Benefits	—	—	—	—	—	$27,423	$36,565
Life Insurance(5)	—	—	$723,313	—	—	$2,213	$2,951

Total	$1,249,932	$1,249,932	$1,467,447	$1,259,113	$1,262,676	$1,279,568	$1,336,696

(1)
The amounts shown are converted from Singapore dollars to U.S. dollars at an average annual conversion ratio of 0.81695 U.S. dollars for 1 Singapore dollar.

(2)
As of December 31, 2012, the fair market value of the underlying shares did not exceed the exercise price of any of Mr. Singleton's unvested options.

(3)
Reflects the fair market value as of December 31, 2012 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(4)
The amounts shown are in United States dollars and were calculated based on an exchange rate at December 31, 2012 of one British pound for each US $1.6167. In the case of death, Mr. Singleton's spouse is eligible to receive 50% of his accrued pension payable immediately. The amount shown is based on an interest rate of 4.75%, the Standard PCXA00 mortality table for males projected for the medium cohort based on the member's year of birth with minimum improvements of 1.00% per year for Mr. Singleton, and that the spouse is three years younger. In all cases other than death, the values shown represent the present value of the amount payable at age 60 and are based on an interest rate of 4.75% and the Standard PCXA00 mortality table for males projected for the medium cohort based on the member's year of birth with minimum improvements of 1.25% per year for Mr. Singleton.

(5)
In the case of "death," consists of life insurance proceeds and in all other cases, consists of additional premiums paid after termination of employment.

Compensation of Directors

Governance Committee Oversight.    The Board has assigned the oversight of Director compensation to the Governance Committee, which is comprised of three independent Directors. The Governance Committee from time to time reviews and makes decisions regarding the compensation program for the non-employee Directors of the Company. The Governance Committee's function is to review and make recommendations to the Board as a whole concerning the compensation to be paid to non-employee Directors. In performing its functions, the Governance Committee may consult with the Compensation Committee with regard to issues of common interest. The Governance Committee has also used the independent compensation consultant which is used by the Compensation Committee in order to examine Director compensation.

Board and Committee Fees.    In 2012, each non-employee Director received a restricted stock grant with a grant date value of $60,000 and retainer fees, as detailed below, for services as a member of the Board and any committee of the Board. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors who are not employees of the Company receive an annual retainer of $50,000 for Board service. The retainer fees are payable in cash or Common Stock of the Company as described below. The Chairman receives $35,000 and since Mr. Schofield assumed this role in August 2012, his retainer was pro-rated to $26,250. Prior to the establishment of a Chairman, the Lead Director received an additional retainer of $25,000. The Chairperson of the Executive and Governance Committees each receives a retainer of $5,000, the Chairperson of the Compensation Committee receives a retainer of $10,000 and the Chairperson of the Audit Committee receives a retainer of $15,000. The members of the Audit Committee each receive an additional retainer of $7,500. No meeting fees are paid to Directors.

2008 Equity Incentive Plan.    As indicated above, following the 2012 Annual Meeting of Stockholders, non-employee Directors were awarded a grant of restricted stock under the Company's 2008 Equity Incentive Plan, with a grant date value of $60,000. Such shares will vest in equal annual increments over a three-year period.

1999 Phantom Stock Plan.    Prior to 2008, the 1999 Phantom Stock Plan provided each non-employee Director with phantom stock. No actual stock of the Company is issued under this plan. Instead, each Director was credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company's Common Stock equal to the cash amount of the award. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company's Common Stock changes, the credited value of the Director's phantom stock will change accordingly. When the Director leaves the Board for any reason, including death or disability, the Director will be entitled to be paid, in cash, the entire amount then credited in the account. Since the adoption of the 2008 Equity Incentive Plan, no awards have been granted under the 1999 Phantom Stock Plan.

1997 Directors' Fee Plan.    The 1997 Directors' Fee Plan provides Directors with payment alternatives for retainer fees payable as a member of the Board or as the Chairperson of any committee. Pursuant to the plan, Directors are permitted to receive their retainer fees that are otherwise intended to be paid in cash in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors' Stock Option Plan.    Prior to 2008, the 1993 Non-Employee Directors' Stock Option Plan, as amended, provided for an annual grant of option shares on the day following the Annual Meeting of Stockholders. All options under such plan are vested. Since the adoption of the 2008 Equity Incentive Plan, no awards have been granted under the 1993 Non-Employee Directors' Stock Option Plan.

The following table sets forth information with respect to Director compensation during 2012.

Director Compensation In 2012

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Rich Alexander	57,500	60,000	—	—	—	—	117,500
Robert Cruickshank	55,000	60,000	—	—	—	—	115,000
William Lyons	57,500	60,000	—	—	—	—	117,500
William Newlin	50,000	60,000	—	—	—	—	110,000
Julie Roberts	65,000	60,000	—	—	—	—	125,000
Timothy Rupert	60,000	60,000	—	—	—	—	120,000
Seth Schofield	106,250	60,000	—	—	—	—	166,250

(1)
Includes the retainer amount of $50,000 and additional retainers paid to the Lead Director, Chairman, Audit Committee Members and Committee Chairpersons, as described above.

(2)
The following represents the aggregate phantom stock units held by each non-employee Director as of December 31, 2012: Mr. Cruickshank 10,741; Mr. Newlin 3,897; Ms. Roberts 9,048; Mr. Rupert 3,897; and Mr. Schofield 10,669. The following represents the aggregate restricted stock held by each non-employee Director as of December 31, 2012: Mr. Alexander 7,578; Mr. Cruickshank 7,578; Mr. Lyons 7,578; Mr. Newlin 7,578; Ms. Roberts 7,578; Mr. Rupert 7,578; and Mr. Schofield 7,578. Please refer to Note 12 to the Company's Consolidated Financial Statements of its 2012 Form 10-K for the related assumptions pertaining to the Company's calculations in accordance with ASC Topic 718.

(3)
As of December 31, 2012, the aggregate stock options held by each non-employee Director was: Mr. Newlin 16,051; Ms. Roberts 40,120; and Mr. Rupert 16,051.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee was adopted by the Board effective February 6, 2003 (as amended through April 29, 2011) and is reviewed annually by the Audit Committee. The Audit Committee's mission is to be the principal means by which the Board oversees management's preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information that is of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

In overseeing the audit process for the year 2012, the Audit Committee obtained from Deloitte & Touche LLP, the Company's independent registered public accounting firm, the written disclosures and their letter required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm communications with the Audit Committee concerning independence and describing all relationships between the independent registered public accounting firm and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Audit Committee discussed with the independent registered public accounting firm the contents of that letter and concurred in the judgment of independence.

The Audit Committee reviewed with the independent registered public accounting firm their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2012, first with both management and the independent auditors, and then with the auditors alone. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200T, including the adoption of, or changes to, the Company's significant internal auditing and accounting principles and procedures as suggested by the independent registered public accounting firm, internal audit and management and any management letters provided by the independent registered public accounting firm and the response to those letters. This discussion covered the quality, not just the acceptability, of the Company's financial reporting practices and the completeness and clarity of the related financial disclosures. The Audit Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in the standards of the PCAOB.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC, and be included in the Company's annual report to stockholders for the year ended December 31, 2012.

In periodic meetings with the Company's financial management and the independent registered public accounting firm, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. The Audit Committee also performed the other functions required of it by its charter.

Management is responsible for the Company's financial reporting process including its systems of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with United States Generally Accepted Accounting Principles and also on the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and review these processes. It is not our duty or our responsibility to plan or conduct audits or manage the system of internal controls of the Company. Therefore, we have relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinions of the independent registered public accounting firm included in its reports on the Company's financial statements.

  WILLIAM J. LYONS, CHAIRPERSON
  J. RICH ALEXANDER
  WILLIAM R. NEWLIN

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

The Audit Committee has appointed Deloitte & Touche LLP as its independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for 2013. Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2012.

The Board recommends a vote for the ratification of the appointment of Deloitte & Touche LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted "FOR" the ratification of the appointment of Deloitte & Touche LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider such vote in its decision to appoint an independent registered public accounting firm for 2014.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Certain Fees

The following is a summary of fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte") for professional services rendered for the fiscal years ended December 31, 2012 and December 31, 2011.

	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011
Audit Fees	$1,199,399	$1,131,040
Audit-Related Fees	6,607	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,206,006	$1,131,040

Audit Fees

Consist of fees related to professional services rendered for the integrated audit of the Company's consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consist of fees billed for the audit of certain local compliance reports for the Company's Belgian branch. The Audit-Related Fees are converted from Euros to U.S. Dollars at the average annual exchange rate for 2012.

Tax Fees

Deloitte did not perform any services for the Company during the fiscal years ended December 31, 2012 or December 31, 2011 other than the services described under "Audit Fees" and "Audit-Related Fees."

All Other Fees

Deloitte did not perform any services for the Company during the fiscal years ended December 31, 2012 or December 31, 2011 other than the services described under "Audit Fees" and "Audit-Related Fees."

Policy for Approval of Audit and Non-Audit Fees

In accordance with the Sarbanes-Oxley Act, the Audit Committee pre-approved all (100%) of the audit and non-audit related consulting services provided by the Company's independent registered public accounting firm. In order to deal with the pre-approval process in the most efficient manner, the Audit Committee will employ pre-approval policies in 2013 that comply with applicable SEC regulations. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee at the next regularly scheduled meeting shall be presented with any pre-approval decision made by that member. The Chairperson of the Audit Committee has been delegated the authority to pre-approve work on behalf of the entire committee. A summary of all non-audit related spending is provided to the Audit Committee on a quarterly basis.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte's independence.

 ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 3)

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on a non-binding, advisory basis, the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the "Executive and Director Compensation" section of this Proxy Statement. We are providing this vote as required by Section 14A of the Exchange Act. Currently, this vote will occur on an annual basis.

We believe that our Compensation Discussion and Analysis and other compensation disclosures included in this Proxy Statement evidence a sound and prudent compensation philosophy and set of policies and practices and that our compensation decisions are consistent with our "Pay for Performance" philosophy and related policies and practices. We also believe that the Company's compensation programs effectively align the interests of our named executive officers with those of our stockholders by tying a significant portion of our named executive officers' compensation to the Company's performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company's long-term success.

Accordingly, for the reasons discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we are asking our stockholders to vote "FOR" the adoption of the following resolution:

"RESOLVED, that the compensation paid to the named executive officers of Calgon Carbon Corporation ("CCC"), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in CCC's Proxy Statement for the 2013 Annual Meeting of Stockholders under the heading entitled 'Executive and Director Compensation', is hereby approved."

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee.

 CORPORATE GOVERNANCE

Access to Directors

The stockholders of the Company and other interested parties may communicate directly in writing to the Board by sending such communication to the Board or a particular Director in care of Richard D. Rose, Senior Vice President, General Counsel and Secretary, at the Company's principal office. At present, such communications (other than advertisements, solicitations or other matters unrelated to the Company) will be directly forwarded to the Board or such particular Director, as applicable. The Chairman of the Board, Seth Schofield, presides over all executive sessions of non-management Directors. The stockholders of the Company may communicate in writing to Mr. Schofield in the manner described above.

Related Party Transaction Policy

The Company has adopted a written policy with respect to related party transactions. In general, officers and directors must report all "related party transactions" to the General Counsel. A "related party transaction" is a transaction that would require disclosure under applicable SEC rules or the NYSE rules of director independence. The policy provides that any "related party transaction" must be pre-approved or ratified by the Board, the Governance Committee or the stockholders of the Company entitled to vote thereon. The policy and applicable SEC rules also require that any related party transaction be disclosed in the Company's applicable securities filings, including the Proxy Statement. There were no such related party transactions in 2012.

Corporate Governance Documents

A copy of the current charters of the committees of the Board, the Code of Business Conduct and Ethics (which applies to Directors, officers and employees of the Company), the Supplement to the Code of Business Conduct and Ethics (which applies to the chief executive and chief financial officers of the Company), the Director Orientation and Continuing Education Policy and the Corporate Governance Guidelines are available to stockholders at the Company's website (www.calgoncarbon.com), and are also available in print to any stockholder who requests a copy by contacting Richard D. Rose, Senior Vice President, General Counsel and Secretary, at the Company's principal office. The Company intends to disclose any amendment to, or waiver from, a provision of the Company's Code of Business Conduct and Ethics or Supplement to the Code of Business Conduct and Ethics on the Company's website within four business days following the date of the amendment or waiver.

Compensation Committee Interlocks and Insider Participation

From January 1, 2012 to July 31, 2012, our Compensation Committee consisted of Messrs. Rupert (Chairman), Cruickshank, Dearth and Schofield; provided that Mr. Dearth resigned from the Compensation Committee on June 26, 2012 (prior to being appointed Chief Executive Officer of the Company). From August 1, 2012 to December 31, 2012, our Compensation Committee consisted of Messrs. Rupert (Chairman) and Cruickshank and Ms. Roberts. None of the current members of the Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, Directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms 3, 4, and 5 furnished to the Company during or with respect to 2012, or written representations from certain reporting persons that no Forms 5 were required, we believe that all Section 16(a) filing requirements applicable to our officers and Directors and ten-percent beneficial owners were complied with during 2012.

VOTE REQUIRED

The four nominees for election as Directors at the Annual Meeting who receive the greatest number of votes cast for the election of Directors by the holders of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes; provided, however, that each nominee receives more "for" votes than "withhold" votes. Please see "Director Resignation Policy" included on page 8 of this Proxy Statement for additional information regarding our Director Resignation Policy. Broker non-votes are counted in determining whether a quorum is present for the Annual Meeting, but are not considered in the vote itself.

The proposal to ratify the independent registered public accounting firm will be adopted if a majority of the votes cast with respect to this matter are cast in favor of this proposal. Because under applicable law, abstentions are not counted as "votes cast," they will not be included in calculating the number of votes necessary for approval of this matter.

The advisory vote regarding the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act, and the Exchange Act, will be approved if a majority of the votes cast with respect to this matter are cast in favor of this proposal. Abstentions and broker non-votes will not be included in calculating the number of votes necessary for approval of this matter.

If a stockholder holds shares beneficially in street name and does not provide the stockholder's broker with voting instructions with respect to such shares on a matter that is considered a "non-routine" proposal (such as the vote to elect directors or the advisory vote to approve the compensation paid to our named executive officers), such shares may not be voted by the broker on these matters, resulting in "broker non-votes." Brokers may vote their clients' shares on matters that are considered "routine" proposals, such as the ratification of the independent registered public accounting firm. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted as votes cast on any particular matter.

OTHER BUSINESS

The Board does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2014 Annual Meeting of Stockholders and to include such proposal in the Company's Proxy Statement, the proposal must be received by the Secretary of the Company by November 19, 2013 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2014 Annual Meeting. The 2014 Annual Meeting is expected to be held on or about May 2, 2014. Any stockholder proposal received by the Secretary of the Company outside such notice period will be considered untimely under Rule 14a-4(c)(1) promulgated by the SEC under the Exchange Act.

Section 1.08 of the by-laws of the Company requires that any stockholder intending to present a proposal for action at an Annual Meeting (without including such proposal in the Company's Proxy Statement) must give written notice of the proposal, containing the information specified in such Section 1.08, so that it is received by the Company within the notice period determined under such Section 1.08. For the 2014 Annual Meeting of Stockholders, any notice must be received between November 19, 2013 and January 18, 2014. Please see "Procedures for Submitting Stockholder Nominees for the Board of Directors" included in this Proxy Statement for additional information regarding the requirements for submitting stockholder nominees and our by-laws.

2012 ANNUAL REPORT ON FORM 10-K

A stockholder may obtain a copy of the Company's 2012 Annual Report on Form 10-K free of charge by writing to the Investor Relations Department, Calgon Carbon Corporation, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205. A copy of any exhibits thereto will only be provided upon payment of a reasonable charge limited to our cost of providing such exhibits.

Dear Calgon Carbon Corporation Stockholder: The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at 1:00 P.M., Eastern Time on May 1, 2013 at the Company’s office, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205, for the purpose of considering and acting upon each of the following: 1. Election of four directors — J. Rich Alexander, Louis S. Massimo, Julie S. Roberts, and Donald C. Templin; 2. Ratification of Deloitte & Touche LLP as independent registered public accounting firm for 2013; and 3. Approval, on an advisory basis, of the compensation of the named executive officers of Calgon Carbon Corporation as described under the heading entitled “Executive and Director Compensation” in the Proxy Statement for the 2013 Annual Meeting of Stockholders. Stockholders of record at the close of business on March 8, 2013 are entitled to vote at the Meeting. The Board of Directors recommends a vote “FOR” each of the above proposals. You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder Control Number, which can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner. If you request a paper copy of these documents and the proxy card in accordance with the instructions below and wish to vote by mail, simply cast your vote on the proxy card, sign, date and return. You may also vote in person at the Annual Meeting. If you wish to vote in person, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of Calgon Carbon Corporation Common Stock as of the close of business on the record date. Directions to attend the Annual Meeting, where you may vote in person, can be found at: http://phx.corporate-ir.net/phoenix.zhtml?c=89025&p=irol-irhome. If you want to receive a paper copy of the proxy statement, proxy card or annual report, you can request one at any time. We will not send you paper copies unless you request them. There is no charge to you for requesting a copy. Please make your request for these reports by April 19, 2013 to facilitate timely delivery. You will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then, either: Call our toll-free number, (800) 951-2405; or Visit our website at http://www.cfpproxy.com/7173; or Send us an email at fulfillment@rtco.com and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line. You will have the opportunity to make your request for paper copies apply to all future stockholder meetings, which you may later revoke at any time. We ask that you cast your vote promptly. Please help save the company additional solicitation costs by voting today. Thank you for your continued support! Stockholder Control Number Name Address City, State Zip Code IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2013 This not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials are available online at http://www.cfpproxy.com/7173.

PLEASE MARK VOTES AS IN THIS EXAMPLE X REVOCABLE PROXY CALGON CARBON CORPORATION YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. To Vote by Telephone: Call 1-888-790-0576 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 1, 2013. To Vote by Internet: Go to http://www.rtcoproxy.com/ccc prior to 3 a.m., May 1, 2013. Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted. Mark here if you plan to attend the meeting. Mark here for address change. IF YOU ARE ATTENDING THE MEETING IN PERSON, PLEASE BRING A VALID ID FOR BUILDING SECURITY CHECK-IN. Annual Meeting Materials are available at: http://www.cfpproxy.com/7173 Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such. For Withhold For All All All Except 1. To elect four Directors. The nominees are 01) J. Rich Alexander (Class of 2016) 02) Louis S. Massimo (Class of 2016) 03) Julie S. Roberts (Class of 2015) 04) Donald C. Templin (Class of 2016) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. For Against Abstain For Against Abstain FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD TO REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016, ONLY IF VOTING BY MAIL. 2. Ratification of Deloitte & Touche LLP as independent registered public accounting firm for 2013. 3. Approval, on an advisory basis, of the compensation of the named executive officers of Calgon Carbon Corporation as described under the heading entitled “Executive and Director Compensation” in the Proxy Statement for the 2013 Annual Meeting of Stockholders. The undersigned hereby revokes any proxy heretofore given. This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted “FOR” each director nominee and “FOR” proposals 2 and 3 stated above. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. The Board of Directors recommends a vote “FOR” each director nominee and “FOR” proposals 2 and 3 stated above.

YOUR VOTE IS IMPORTANT! Annual Meeting Materials are available on-line at: http://www.cfpproxy.com/7173 You can vote in one of three ways: 1. Call toll free 1-888-790-0576 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/ccc and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY CALGON CARBON CORPORATION ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2013 1:00 P.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Randall S. Dearth and Richard D. Rose, or either of them, are hereby appointed, for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Calgon Carbon Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for May 1, 2013 at 1:00 P.M. at the Company’s office, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205, and at any adjournment thereof, as directed on the reverse side and, in their discretion on any matters which may properly come before the meeting. This proxy will be voted as directed or if no direction is provided, the shares represented by this proxy will be voted FOR all of the nominees listed in proposal 1 and FOR proposals 2 and 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY. (Continued on the other side) CALGON CARBON CORPORATION — ANNUAL MEETING, MAY 1, 2013 7173

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2013. THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.cfpproxy.com/7173 7173 ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2013 1:00 P.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Randall S. Dearth and Richard D. Rose, or either of them, are hereby appointed, for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Calgon Carbon Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for May 1, 2013 at 1:00 P.M. at the Company’s office, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205 and at any adjournment thereof, as directed below and, in their discretion on any matters which may properly come before the meeting. This proxy will be voted as directed, or if no direction is provided, the shares represented by this proxy will be voted FOR all of the nominees listed in proposal 1 and FOR proposals 2 and 3. IMPORTANT ANNUAL MEETING INFORMATION PLEASE MARK VOTES AS IN THIS EXAMPLE X REVOCABLE PROXY CALGON CARBON CORPORATION Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such. For Withhold For All All All Except 1. To elect four Directors. The nominees are 01) J. Rich Alexander (Class of 2016) 02) Louis S. Massimo (Class of 2016) 03) Julie S. Roberts (Class of 2015) 04) Donald C. Templin (Class of 2016) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. For Against Abstain 2. Ratification of Deloitte & Touche LLP as independent registered public accounting firm for 2013. 3. Approval, on an advisory basis, of the compensation of the named executive officers of Calgon Carbon Corporation as described under the heading entitled “Executive and Director Compensation” in the Proxy Statement for the 2013 Annual Meeting of Stockholders. The undersigned hereby revokes any proxy heretofore given. This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted “FOR” each director nominee and “FOR” proposals 2 and 3 stated above. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. The Board of Directors recommends a vote “FOR” each director nominee and “FOR” proposals 2 and 3 stated above. For Against Abstain Mark here if you plan to attend the meeting. Mark here for address change. IF YOU ARE ATTENDING THE MEETING IN PERSON, PLEASE BRING A VALID ID FOR BUILDING SECURITY CHECK-IN.